UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Section 240.14a-12

Neogen Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PROXY STATEMENT

Message from President & CEO To Our Shareholders:

September 12, 2025

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Neogen Corporation on Thursday, October 23, 2025, at 10:00 a.m. Eastern Time. The 2025 Annual Meeting of Shareholders will be a completely virtual meeting conducted via webcast. Our goal for the Annual Meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with the Board and management as an in-person meeting. You will be able to participate in the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NEOG2025.

We are providing proxy materials to our shareholders primarily through the internet. We are using this process to facilitate our shareholders’ receipt of proxy materials in an expedited manner and to lower the costs of conducting our Annual Meeting. On or about September 12, 2025, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this Proxy Statement and the Annual Report, and it provides you with information on voting. The proxy materials available online include our 2025 Proxy Statement and our Annual Report for our fiscal year ended May 31, 2025.

It is important that your shares are represented at the Annual Meeting, regardless of how many shares you own. Whether or not you plan to attend the Annual Meeting virtually, please vote your shares as soon as possible using one of the methods listed in the Proxy Statement.

We appreciate your continued confidence in Neogen and look forward to your participation in our virtual Annual Meeting.

Sincerely,

Mike Nassif

President & Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting virtually,

PLEASE VOTE YOUR SHARES PROMPTLY.

Notice of 2025 Annual Meeting of Shareholders of Neogen Corporation

You are cordially invited to attend the Annual Meeting of Shareholders of Neogen Corporation on Thursday, October 23, 2025, at 10:00 a.m. Eastern Time. The 2025 Annual Meeting of Shareholders will be a completely virtual meeting conducted via webcast. You will be able to participate in the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NEOG2025.

When:	Thursday October 23, 2025, at 10:00 Eastern Time

Where:	Webcast at www.virtualshareholdermeeting.com/NEOG2025

Items of Business:	1. The election of four Class II directors, each to serve for a three-year term or until his or her successor has been duly qualified and elected;

2. To approve, on an advisory basis, the compensation of our named executive officers;

3. To ratify the appointment of BDO USA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026; and

4. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who can vote:	Holders of shares of Neogen common stock at the close of business on the record date of August 26, 2025, are entitled to notice of, and to vote at the meeting.

How to Vote:	Your vote is important! Please vote your shares by following the instructions you received in your Notice of Internet Availability of Proxy Materials.

	Via the internet, by visiting www.proxyvote.com.	By telephone, by calling the number on your proxy card, voting instruction form or notice.

	By mail, by marking, signing, dating and mailing your proxy card. No postage is required if mailed in the United States.	By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting. com/NEOG2025.

Please vote your shares promptly, even if you plan to attend the Annual Meeting. Any shareholder attending the Annual Meeting may vote virtually, even if he or she previously returned a proxy.

Attending the Meeting:

The Company has designed the format of the Annual Meeting to provide shareholders with similar rights and opportunities to participate that they would have at an in-person meeting. Shareholders holding shares at the close of business on the record date may attend the Annual Meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/NEOG2025. To participate in the meeting, you must have the 16-digit control number that is shown on your proxy card. A list of shareholders of record will also be available during the Annual Meeting on the meeting website.

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the internet this year. Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around September 12, 2025, which provides them with instructions on how to vote and how to electronically access the proxy materials on the internet. It also provides them with instructions on how to request paper copies of these materials, should they so desire.

Amy M. Rocklin Corporate Secretary

September 12, 2025

Neogen Corporation

620 Lesher Place

Lansing, MI 48912

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October 23, 2025

General Information

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October 23, 2025

General Information

We are providing this Proxy Statement to the shareholders of Neogen Corporation (“Neogen”, the “Company”, “we”, “us”, “our”) in connection with the solicitation of proxies by the Board of Directors of Neogen (the “Board”) for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Neogen Corporation to be held on Thursday, October 23, 2025, at 10:00 a.m., Eastern Time, and at any adjournment of the meeting. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/NEOG2025.

Similar to recent years, our 2025 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with the Board and management as an in-person meeting. We believe that we are observing best practices for virtual shareholder meetings, including providing a support line for technical assistance and addressing as many shareholder questions as time allows.

Our principal executive offices are located at 620 Lesher Place, Lansing, Michigan 48912. Our telephone number is 517-372-9200. These proxy materials were furnished to shareholders on September 12, 2025.

There are three proposals scheduled to be voted on at the Annual Meeting:

•
Proposal to elect four Class II directors to the Board, each to serve for a three-year term or until his or her successor has been duly qualified and elected;
•
Proposal to approve, on an advisory basis, the compensation of our named executive officers; and
•
Proposal to ratify the appointment of BDO USA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026.

Electronic Delivery of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of the Proxy Statement and Annual Report. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders.

On or about September 12, 2025, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this Proxy Statement and the Annual Report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Neogen Corporation | 2025 Proxy Statement	1

General Information

Voting and Solicitation

All shares represented by a properly executed proxy will be voted unless the proxy is revoked. If a choice is specified, it will be voted in accordance with that specification. If no choice is specified, the proxy holders will vote the shares in accordance with the recommendations of the Board, stated below. With respect to any matter not set forth on the proxy card that properly comes before the Annual Meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board makes no recommendation, at the Board’s discretion.

In summary, the Board recommends that you vote:

•
FOR the election of each of the nominees for directors to the Board;
•
FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•
FOR ratification of the appointment of BDO USA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026.

All shareholders at the close of business on August 26, 2025, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On August 26, 2025, there were 217,298,626 shares of the Company’s common stock outstanding. For each proposal, each shareholder is entitled to one vote for each share of the Company’s common stock owned on the record date for the Annual Meeting.

If you are a shareholder of record, you may vote your shares in one of the following ways:

1.
Via the internet, by visiting www.proxyvote.com. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for Internet voting is 11:59 p.m., Eastern Time, October 22, 2025 for shares held directly and by 11:59
p.m., Eastern Time, October 20, 2025 for shares held in a plan.
2.
By telephone, by calling the number on your proxy card, voting instruction form, or notice. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for voting by phone is 11:59 p.m., Eastern Time, October 22, 2025 for shares held directly and by 11:59 p.m., Eastern Time, October 20, 2025 for shares held in a plan.
3.
By mail, by marking, signing, dating and mailing your proxy card. No postage is required if mailed in the United States.
4.
By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/NEOG2025.

If your shares are registered in the name of your broker, bank, or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice or proxy card and voting instructions with these proxy materials from that organization rather than directly from the Company. Follow the instructions provided by your broker, bank, or other agent to ensure that your vote is counted. You may be eligible to vote your shares electronically over the internet or by telephone. A large number of banks and brokerage firms offer internet and telephone voting. If your bank or brokerage firm does not offer internet or telephone voting information or you otherwise have questions about how to vote your shares held in “street name,” please contact your broker, bank, or other agent.

A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from the shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken. Under applicable law, brokers have the discretion to vote on routine matters, such as the ratification of the appointment of the Company’s independent auditors. We believe the other proposals are not considered routine matters under applicable rules.

It is important that you instruct your broker how to vote shares held by you in street name using the voting instruction form provided by your broker. Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the instructions provided to you by your broker.

Neogen Corporation | 2025 Proxy Statement	2

General Information

Revocation of Proxies; Changing of Voting Instructions

Any proxy given pursuant to this solicitation can be revoked by the person giving it at any time before its exercise by the filing of a written notice of revocation with our Corporate Secretary, by delivering to our Corporate Secretary a duly executed proxy bearing a later date, by voting by phone or internet at a later time, or by attending the Annual Meeting and voting virtually. If you are a beneficial owner of shares held in street name, you can submit new voting instructions by contacting your brokerage firm, bank, or other holder of record.

Participation in the Annual Meeting

To participate in the Annual Meeting, you will need to provide the 16-digit control number included on your proxy card or that you received from your broker, bank, or other agent. If you do wish to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/NEOG2025 at least 15 minutes prior to the start of the Annual Meeting to provide time to register, download the required software, if necessary, and test your internet connectivity. The webcast replay will be available at www.virtualshareholdermeeting.com/NEOG2025 until the 2026 Annual Meeting of Shareholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. Each year at the Annual Meeting, we hold a question-and-answer session following the formal business portion of the meeting, during which shareholders can submit questions to us. We anticipate having such a question-and-answer session at the 2025 Annual Meeting. You can submit a question beginning 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the proxy card that you received in the mail or that you received from your broker, bank, or other agent. Once you have logged on to the webcast at www.virtualshareholdermeeting.com/NEOG2025, type your question in the “ask a question” box and click “submit.” You can log in 15 minutes before the start of the Annual Meeting and submit questions online. We encourage you to submit any question that is relevant to the business of the meeting. Questions will be read and addressed during the Annual Meeting, as time permits.

We have provided a toll-free technical support “help line” that can be accessed by any shareholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

Quorum; Required Vote

A majority of the outstanding shares entitled to vote, in attendance virtually or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will count for purposes of determining whether or not a quorum is present.

The vote required, including the effect of broker non-votes and abstentions, for each of the matters presented for shareholder vote, is as follows:

•
Election of Directors. A plurality of the votes cast is required to elect nominees to the Board. This means that the nominees who receive the most votes will be elected to the open Board positions. In counting votes on the election of the nominees, abstentions, and broker non-votes will not be counted as votes cast, so will not have any effect on the election of directors. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee who currently serves on the Board and who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation to the Board for consideration in accordance with the procedures described below, following certification of the shareholder vote.

Neogen Corporation | 2025 Proxy Statement	3

General Information

In such case, the Governance Committee of the Board (the “Governance Committee”) would consider promptly the resignation offer and recommend to the Board action with respect to the tendered resignation, which could include accepting the resignation, rejecting the resignation but addressing the underlying cause of the “withheld” votes, determining not to re-nominate the director in the future, or any other action the Governance Committee deems to be appropriate and in the best interests of the Company.

In considering what action to recommend with respect to the tendered resignation, the Governance Committee would take into account all factors deemed relevant by members of the Governance Committee including, without limitation, any stated reasons why shareholders “withheld” votes for the re-election of such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the Board, the director’s contributions to the Company, the mix of skills and backgrounds on the Board, whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the Securities and Exchange Commission (the “SEC”) or Nasdaq, and the Company’s Corporate Governance Guidelines. The Board would act on the Governance Committee’s recommendation no later than 90 days following certification of the shareholder vote. In considering the Governance Committee’s recommendation, the Board would consider the factors and possible actions considered by the Governance Committee and such additional information, factors, and possible actions as the Board believes to be relevant or appropriate. To the extent that one or more directors’ resignations are accepted by the Board, the Governance Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

•
Say-on-Pay. The proposal to approve, on an advisory basis, the compensation of our named executive officers will be approved if at least a majority of the votes cast on the proposal are voted in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast so will not have any effect on the outcome of this proposal. As discussed under Proposal 2 below, the say-on-pay vote is advisory in nature and is not binding on the Company.
•
Ratification of Auditor. The proposal to ratify the appointment of BDO USA P.C. as the independent registered public accounting firm for the 2026 fiscal year will be approved if at least a majority of the votes cast on the proposal are voted in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast so will not have any effect on the outcome of this proposal; however, brokers have discretionary authority to vote on this proposal, which we expect will reduce the number of broker non-votes.

Solicitation of Proxies

The Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by the Company. The Company will reimburse brokers, banks or other agents for reasonable expenses that they incur in sending the proxy materials to you if a broker, bank, or other agent holds shares of our common stock on your behalf. In addition, the Company’s directors and employees also can solicit proxies in person, online, by telephone, or by other means of communication. Such directors and employees will not be paid any additional compensation for soliciting proxies.

Neogen Corporation | 2025 Proxy Statement	4

Proposal 1: Election of Directors

Proposals For Shareholder Action

Proposal 1: Election of Directors

The Company’s Articles of Incorporation and Bylaws provide that the Company will have at least five and no more than 11 directors, with the exact number to be determined by the Board. The Board currently has 10 directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. Three of the four nominees for director this year are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will become unavailable for re-election or be unable to serve if elected. Any vacancy occurring on the Board for any reason may be filled by vote of a majority of the directors then in office for the full term of the class in which the vacancy occurs.

Nominees	Expiration of Proposed Term

Class II:
Thierry L. Bernard	2028
Mikhael Nassif	2028
Avi Pelossof	2028
Andrea F. Wainer	2028

Directors continuing in office	Expiration of Term

Class I:
James C. Borel	2027
Jeffrey D. Capello	2027
Ronald D. Green, Ph.D.	2027

Class III:
Aashima Gupta	2026
Raphael A. Rodriguez	2026
Catherine E. Woteki, Ph.D.	2026

Director Retirements

James Tobin retired as a director on May 31, 2025. Mr. Tobin served on Neogen’s Board since 2016. In addition, Dr. William T. Boehm will be retiring as a director when his term ends at the 2025 Annual Meeting. Dr. Boehm served on Neogen’s Board since 2011. The Board would like to thank Mr. Tobin and Dr. Boehm for their significant contributions during their service as members of the Board.

On August 14, 2025, the Board appointed Avi Pelossof to the Board, effective October 24, 2025, to fill the vacancy left with Dr. Boehm’s retirement. Mr. Pelossof was appointed as a Class II director to hold a term expiring at the 2028 annual meeting of shareholders.

Neogen Corporation | 2025 Proxy Statement	5

Proposal 1: Election of Directors

Information Regarding Nominees and Directors

The following table sets forth the names, ages, membership on Board committees and certain other information for each of the nominees for election to the Board and each of the other members of our Board whose terms on the Board will continue after the Annual Meeting.

Name of Director or Nominee	Age	Position	Director Since

Mikhael Nassif	49	CEO, Director	2025
Thierry L. Bernard (1) (4)	60	Director	2024
James C. Borel (3) (4)	69	Board Chair	2016
Jeffrey D. Capello (1) (3)	60	Director	2022
Ronald D. Green, Ph.D. (2*) (4)	64	Director	2014
Aashima Gupta (2) (4)	54	Director	2022
Avi Pelossof (5)	62	Nominee	(5)
Raphael A. Rodriguez (1) (2)	57	Director	2020
Andrea F. Wainer (2) (3)	57	Director	2025
Catherine E. Woteki, Ph.D. (1*) (2)	77	Director	2020

(1)
Member, Compensation Committee
(2)
Member, Science, Technology & Innovation Committee
(3)
Member, Audit Committee
(4)
Member, Governance Committee
(5)
On August 14, 2025, Mr. Pelossof was appointed to the Board effective October 24, 2025, subject to election by the Company’s shareholders. He has not yet been appointed to any committees of the Board.

* - Denotes Committee Chair

Dr. William Boehm, who will be retiring from the Board at the 2025 Annual Meeting, currently serves as the Chair of the Audit Committee. The Board expects to appoint a new Chair of the Audit Committee, effective October 24, 2025.

The following is a brief summary of the business experience for at least the past five years for each of the nominees and for each of the members of our Board whose terms on the Board will continue after the Annual Meeting.

Nominees for the Board of Directors:

Thierry Bernard
	Director Since 2024	Age 60

Neogen Corporation | 2025 Proxy Statement	6

Proposal 1: Election of Directors

Committee Memberships:

•
Compensation
•
Governance

Skills & Experience that Bring Value to Our Board

•
Logistics, Global Sourcing, Operations
•
Executive Leadership
•
Mergers & Acquisitions
•
Sales & Marketing
•
Regulatory
•
International

Biographical Information

Thierry Bernard is Chief Executive Officer of QIAGEN N.V., a leading global provider of sample-to-insight solutions that are used to transform biological materials into molecular insights.

Mr. Bernard was named to the role in March 2020 after joining QIAGEN in 2015. Prior to his role at QIAGEN, Mr. Bernard spent 15 years with bioMérieux SA, where he held roles of increasing responsibility, most recently as Corporate Vice President, Global Commercial Operations, Investor Relations and the Greater China Region. He also held senior management roles in other leading international companies.

Mikhael Nassif
	Director Since 2025	Age 49

Skills & Experience that Bring Value to Our Board

•
CEO of Neogen
•
Executive Leadership
•
Financial Expertise
•
Innovation and Emerging Technology
•
Regulatory
•
International

Biographical Information

Mikhael (“Mike”) Nassif was appointed as President and CEO of Neogen effective August 11, 2025. He joined the Company from Siemens Healthineers, where he served as Global President of the Point-of-Care Diagnostics since September 2022. Prior to his time at Siemens Healthineers, Mr. Nassif served in various leadership positions at Baxter International Inc. (March 2017 to September 2022), Anheuser-Busch InBev (April 2015 to March 2017), and Johnson & Johnson (May 2009 to April 2015).

Avi Pelossof
Age 62

Neogen Corporation | 2025 Proxy Statement	7

Proposal 1: Election of Directors

Committee Memberships:

•
To be determined following election

Skills & Experience that Bring Value to Our Board

•
Executive Leadership
•
Financial Expertise
•
Mergers & Acquisitions
•
Innovation and Technology
•
International
•
Sustainability

Biographical Information

On August 14, 2025, Avi Pelossof was appointed to the Board, effective October 24, 2025. A global diagnostics executive with over 25 years of experience, Mr. Pelossof is currently Executive Chairman at JointMedica and Senior Advisor at TPG.

He previously served as CEO, President, and Director of Immucor (2018–2023), leading its turnaround and $2 billion sale to Werfen. Before that, he was Global President of Infectious Disease at Alere (2007–2017), where he built the business into a $750 million global portfolio and launched the first FDA CLIA-Waived point-of-care molecular test, later rebranded by Abbott as ID NOW.

Earlier, Mr. Pelossof held leadership roles at Chembio Diagnostics Systems and began his career at Citibank in Latin America capital markets.

Andrea F. Wainer
	Director Since 2025	Age 57

Neogen Corporation | 2025 Proxy Statement	8

Proposal 1: Election of Directors

Committee Memberships:

•
Audit
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Logistics, Global Sourcing, Operations
•
Executive Leadership
•
Financial Expertise
•
Research and Development
•
Regulatory
•
International

Biographical Information

Andrea Wainer brings nearly 30 years of diagnostics and healthcare experience to Neogen's Board of Directors. Most recently, she was Executive Vice President of Rapid and Molecular Diagnostics at Abbott Laboratories, where she led three global businesses spanning molecular diagnostics, rapid point-of-care testing, and handheld diagnostic devices.

Since joining Abbott in 1997, Ms. Wainer held leadership roles across pharmaceuticals, renal care, animal health, and molecular diagnostics. She also serves on the Board of Directors of Analog Devices, Inc. (Nasdaq: ADI) and the Board of Trustees of the Goodman Theatre in Chicago.

Each nominee has consented to be listed in this Proxy Statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this Proxy Statement and the Annual Meeting, which we do not anticipate, then the Board may designate a new nominee. In that case, the persons named as proxies in the attached proxy card will vote shares for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, the Board may reduce the size of the Board.

The Board of Directors recommends a vote “FOR” the above nominees.

Neogen Corporation | 2025 Proxy Statement	9

Proposal 1: Election of Directors

Other current members of the Board:

James C. Borel
	Director Since 2016	Age 69

Committee Memberships:

•
Audit
•
Governance (interim Chair)

Skills & Experience that Bring Value to Our Board

•
Food and Agriculture Industries
•
Executive Leadership
•
Governance
•
Sustainability
•
International
•
Finance

Biographical Information

Jim Borel brings over 40 years of experience in the food and agriculture industry, with extensive international experience. He retired in 2016 from DuPont, where he was Executive Vice President with responsibility for their agricultural and food ingredients businesses, as well as the corporate functions of Sustainability and Government Affairs.

Mr. Borel is a National Association of Corporate Directors Board Leadership Fellow. His knowledge of the food & agriculture industries, and his international experience bring significant value to the Board.

Jeffrey D. Capello
	Director Since 2022	Age 60

Neogen Corporation | 2025 Proxy Statement	10

Proposal 1: Election of Directors

Committee Memberships:

•
Compensation
•
Audit

Skills & Experience that Bring Value to Our Board

•
Financial Expertise
•
Executive Leadership
•
Mergers and Acquisitions

Biographical Information

Jeffrey D. Capello is a senior finance executive with over 30 years of experience and is currently Managing Partner at Monomoy Advisors, advising leadership on shareholder value-creation strategies. He previously served as CFO of several public and private equity-backed companies, including PerkinElmer, Boston Scientific, Ortho Clinical Diagnostics, Beacon Health Options, and Biogen.

Mr. Capello serves as Audit Committee Chair at Agios Pharmaceuticals (Nasdaq: AGIO) and has held similar roles on the boards of multiple biotechnology companies. He was appointed to the Board in connection with 3M’s 2022 divestiture of its food service division, bringing extensive business and financial expertise to the Board.

Neogen Corporation | 2025 Proxy Statement	11

Proposal 1: Election of Directors

Ronald D. Green, Ph.D.
	Director Since 2014	Age 64

Committee Memberships:

•
Governance
•
Science, Technology and Innovation (Chair)

Skills & Experience that Bring Value to Our Board

•
Genomics and Technology Industries
•
Research and Development
•
Executive Leadership

Biographical Information

Ronald D. Green, Ph.D., Chancellor Emeritus of the University of Nebraska-Lincoln, brings over 40 years of leadership in agricultural and food sciences. At UNL, he managed a $1.3B budget and 6,500 employees, and previously served as Vice Chancellor of the Institute of Agriculture and Natural Resources.

Dr. Green’s career spans academia, government, and industry, including leadership roles at Pfizer Animal Health, USDA, and the White House’s interagency working group on animal genomics. A fellow and past president of the American Society of Animal Science, he is an internationally recognized authority in animal genetics and genomics whose expertise provides valuable insight to the Board.

Aashima Gupta
	Director Since 2022	Age 54

Neogen Corporation | 2025 Proxy Statement	12

Proposal 1: Election of Directors

Committee Memberships:

•
Governance
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Digital, Healthcare, and AI Industries
•
Innovation and Emerging Technology
•
International
•
Executive Leadership

Biographical Information

Aashima Gupta has over 25 years of experience in driving business growth, differentiation, and improvement through technology transformation. Currently, Ms. Gupta serves as Global Director for the healthcare vertical at Google Cloud, where she leads the GenAI strategy across Providers and Payers, navigating the dynamic intersection of industry needs and new technologies.

Prior to joining Google, Ms. Gupta worked in technology development across a number of organizations, including NIIT, Fidelity Investments, J.P. Morgan Chase, Apigee, and Kaiser Permanente. Ms. Gupta brings expertise in executive management, technology and business strategy development, international expansion, data, analytics, cloud, and AI. Her experience spans relevant market segments, technologies, geographies, and business functions. In addition to her strong technical and leadership skills, she holds two patents in computer applications.

Ms. Gupta also serves on the board of directors for Molnlycke, Waystar (Nasdaq: WAY), and HIMSS NA, and she has been recognized as one of the "Most Influential Women in Healthcare IT" by HIMSS. Ms. Gupta was selected by 3M to be appointed to the Board in connection with and pursuant to the terms of the Company's acquisition of the food service division (FSD) of 3M in September 2022. Her years of board and advisory roles in the healthcare industry further contribute to her valuable board-level experience.

Neogen Corporation | 2025 Proxy Statement	13

Proposal 1: Election of Directors

Raphael A. Rodriguez
	Director Since 2020	Age 57

Committee Memberships:

•
Compensation
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Digital and AI Industries
•
Innovation and Emerging Technology
•
Startups
•
Research and Development
•
Executive Leadership

Biographical Information

Raphael A. “Ralph” Rodriguez has been President, Chief Product Officer, and a Director of Daon, Inc., a global biometric and identity assurance company, since 2022. Mr. Rodriguez previously served as Executive-in-Residence at Summit Partners, Research Scientist at Facebook leading Applied Identity and Intelligence, and co-founder/CTO of Confirm.io, acquired by Facebook in 2018.

An entrepreneur and technology leader, Mr. Rodriguez has founded multiple companies, holds 50 patents, and is the longest-serving ASP Fellow at MIT. A U.S. Army intelligence veteran of the Persian Gulf War, Mr. Rodriguez also serves on the board of Strategic Cyber Ventures.

Dr. Catherine E. Woteki
	Director Since 2020	Age 77

Committee Memberships:

•
Compensation
•
Science, Technology and Innovation

Skills & Experience that Bring Value to Our Board

•
Food and Agriculture Industries
•
Regulatory
•
Research and Development

Biographical Information

Dr. Catherine Woteki is Professor Emeritus of Food Science and Human Nutrition at Iowa State University and Visiting Distinguished Fellow at the University of Virginia’s Biocomplexity Institute. She previously served as USDA Chief Scientist and Under Secretary for Research, Education, and Economics (2010–2016), Global Director of Scientific and Regulatory Affairs at Mars, Inc., and USDA’s first Under Secretary for Food Safety.

A member of the National Academy of Medicine and fellow of multiple scientific societies, Dr. Woteki brings extensive expertise in food safety, nutrition, and regulatory science, along with significant board and advisory experience.

Neogen Corporation | 2025 Proxy Statement	14

Proposal 2: To Approve, On An Advisory Basis, The Compensation of Named Executive Officers

Proposal 2: To Approve, On An Advisory Basis, The Compensation of Named Executive Officers

The “Compensation Discussion and Analysis” section of this Proxy Statement describes, among other things, the Company’s executive compensation policies and practices. Federal laws require that our shareholders be given the opportunity to provide, on an advisory basis, approval of the compensation of Company executives, as disclosed in this Proxy Statement and, therefore, we are providing this advisory proposal as required by Section 14A of the Exchange Act. Under the legislation that requires this vote, the shareholder vote is neither binding on the Board nor the Company and may not be construed as overruling any decision made by the Board or the Company or as creating or implying any change in the fiduciary duties owed by the Board. However, the Board values the views of shareholders and intends to take the outcome of this annual shareholder advisory vote into consideration when making future executive compensation decisions.

Therefore, at the Annual Meeting, shareholders will be given the opportunity to vote, on an advisory basis, to approve the compensation of the named executive officers as disclosed in this Proxy Statement under “Compensation Discussion and Analysis” and “Summary Compensation Table.” This vote proposal is commonly known as a “say-on-pay” proposal and gives shareholders the opportunity to endorse or not endorse the executive pay program. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of the named executive officers and the policies and practices described in this Proxy Statement. Shareholders are encouraged to read the full details of the Company’s executive compensation program, including the primary objectives in setting executive pay, under “Compensation Objectives, Philosophy and Approach” as described in this Proxy Statement.

In an advisory vote on the frequency of the say-on-pay proposal held at our 2023 Annual Meeting of Shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which will be held at our 2026 Annual Meeting of Shareholders.

In the Company’s advisory say-on-pay vote at the 2024 Annual Meeting of Shareholders, only 48.8% of the votes cast on the proposal voted to approve the compensation payable to our named executive officers, as described in the proxy statement for that meeting. Although that vote was non-binding, subsequent to that meeting, the Compensation Committee and the Board considered the results of this vote and determined to make certain changes to its compensation practices. These changes are described in the “Compensation Discussion and Analysis” section below and primarily include a change to the long-term incentive compensation payable to our executives, which now includes more performance-based compensation in the form of performance share units (PSUs).

The Company evaluates the compensation of its executives at least once each year to assess whether compensation policies and programs are achieving their primary objectives. Based on its most recent evaluation, the Board believes the Company’s executive compensation programs achieve these objectives, including aligning the interests of management with those of shareholders, and are therefore worthy of shareholder support. In determining how to vote on this proposal, shareholders should consider the following:

•
Independent Compensation Committee. Nine of our ten current directors are deemed independent pursuant to applicable Nasdaq standards. Five of these independent directors serve on the Compensation Committee. Meetings of the Compensation Committee include executive sessions where management is excluded.
•
Performance-Based Incentives. Total compensation for executives is structured with a significant portion of total earning potential arising from performance-based incentives.
•
PSUs, Stock Options and Restricted Stock Units. A significant percentage of executives’ total compensation is paid in the form of stock options and restricted stock units that vest over a three-year period. In addition, starting with executive compensation for the annual grant in fiscal 2026, 50% of each executive’s long-term incentive compensation is payable in the form of PSUs that measure the Company’s performance over a three-year period against pre-determined targets established by the Board, subject to adjustment based on the Company’s relative total shareholder return (TSR) as compared to a peer group. These equity awards align the executives’ interests with longer term shareholder returns and also serve to help retain the services of executives.

Neogen Corporation | 2025 Proxy Statement	15

Proposal 2: To Approve, On An Advisory Basis, The Compensation of Named Executive Officers

For these reasons, the Board recommends that you vote “FOR” the adoption of the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s Proxy Statement for its 2025 Annual Meeting of Shareholders.”

Neogen Corporation | 2025 Proxy Statement	16

Proposal 3:Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Proposal 3: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s Audit Committee (“Audit Committee”) has appointed BDO USA P.C. (“BDO”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending May 31, 2026. While not required, the Company is submitting the appointment to the shareholders for their ratification as a matter of good corporate practice. The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for ratification. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the 2026 fiscal year. Even if the appointment is ratified, the Audit Committee can select a different independent registered public accounting firm at any time.

The Board recommends that shareholders vote “FOR” ratification of the appointment of BDO as the Company’s independent registered public accounting firm for fiscal 2026.

Relationship with BDO

BDO has acted as the Company’s independent registered public accounting firm since 2014. BDO has advised that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as auditors. Representatives of BDO are expected to attend and be available during the Annual Meeting, with the opportunity to make a statement, and will also be available to respond to appropriate questions.

The fees billed by BDO with respect to the fiscal years ended May 31, 2025 and 2024, are as follows:

	Fiscal Year 2025	Fiscal Year 2024

Audit Fees	$2,030,750	$1,703,443
Audit-Related Fees	126,434	143,413
Tax Fees	-	-
All Other Fees	-	-

Audit Fees include amounts billed for the annual audit of the Company’s fiscal year consolidated financial statements, the audit of internal control over financial reporting, the review of the consolidated financial statements included in the Form 10-Qs, consultations concerning accounting matters associated with the annual audit, comfort letters or due diligence procedures in connection with registration statements, statutory audits and related expenses. Audit-Related Fees include due diligence in connection with acquisitions, amounts billed for general accounting consultations, audits in connection with proposed or consummated acquisitions and information systems audits and other services that are reasonably related to the annual audit. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of non-audit services is compatible with maintaining the independence of BDO.

Under its charter, the Audit Committee must pre-approve all services to be performed by BDO. In the event management wishes to engage BDO to perform non-audit services or services beyond the approved scope, a summary of the proposed engagement is prepared detailing the nature of the engagement, the reasons why BDO is the preferred provider of the services and the estimated duration and cost of the engagement. The Audit Committee reviews and evaluates recurring non-audit services and proposed fees as the need arises at its regularly scheduled committee meetings. At subsequent meetings, the Audit Committee receives updates regarding the services actually provided and management may present additional services for approval. All services described in the table above were pre-approved by the Audit Committee.

Neogen Corporation | 2025 Proxy Statement	17

Security Ownership of Certain Beneficial Owners, Directors and Management

Security Ownership of Certain Beneficial Owners, Directors and Management

Principal Shareholders

The following table sets forth certain information, as of August 26, 2025, with respect to beneficial ownership of the Company's common stock by the only persons known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. On August 26, 2025, there were 217,298,626 shares of the Company’s stock outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class%

BlackRock, Inc. (1)	30,944,709	14.2%
50 Hudson Yards
New York, NY 10001
The Vanguard Group, Inc. (2)	23,550,128	10.8%
100 Vanguard Boulevard
Malvern, PA 19355
Gates Capital Management, L.P.(3)	12,793,941	5.9%
1177 Avenue of the Americas, 46th Floor
New York, NY 10036
Clarkston Capital Partners, LLC(4)	14,005,725	6.4%
303 E. Third St., Suite 110
Rochester, MI 48307
William Blair Investment Management, LLC(5)	9,403,020	4.3%
150 North Riverside Plaza
Chicago, IL 60606
Norges Bank(6)	9,076,830	4.2%
Bankplassen2, P.O. Box 1179
Sentrum, Oslo, NO-0107
Oslo, Norway

1)
Based on a Schedule 13G/A filed with the SEC on April 24, 2025. This report reflects the securities beneficially owned, or deemed to be beneficially owned, by certain business units of BlackRock, Inc. and its subsidiaries and affiliates. The report indicates BlackRock, Inc. has sole voting power of 30,533,110 of the shares reported and sole investment power of 30,944,709 of the shares.
2)
Based on a Schedule 13G/A filed with the SEC on April 7, 2025, which reports shared voting power of 137,084 of the shares reported, sole investment power of 23,177,556 of the shares reported, and shared investment power of 372,572 of the shares reported.
3)
Based on a Schedule 13G filed with the SEC on August 14, 2025, which was filed by Gates Capital Management, L.P. and certain affiliated parties and reports shared voting and investment power of the shares reported.
4)
Based on a Schedule 13G filed with the SEC on August 13, 2025, which was filed by Clarkston Capital Partners, LLC and certain affiliated parties and reports shared voting and investment power of 8,838,775 and 8,880,725 of the shares reported, respectively, and sole voting and investment power of 5,125,000 of the shares reported.
5)
Based on a Schedule 13G/A filed with the SEC on July 30, 2025, which reports sole voting power of 9,067,283 of the shares reported and sole investment power of all shares reported.
6)
Based on a Schedule 13G/A filed with the SEC on July 24, 2025, which reports sole voting and investment power of all shares reported.

Neogen Corporation | 2025 Proxy Statement	18

Security Ownership of Certain Beneficial Owners, Directors and Management

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of the Company’s common stock as of August 26, 2025, held by the current directors, each nominee for director, the executive officers named in the Summary Compensation Table under “Executive Compensation” and all executive officers and directors as a group. Each of the persons listed below has sole voting and dispositive power with respect to such shares.

Name	Number of Shares Owned (1)		Right to Acquire (2)	Total	Percentage of Outstanding Shares

John E. Adent	307,012	(3)	1,447,928	1,754,940	*
Thierry L. Bernard	—		—	—	*
William T. Boehm, Ph.D.	36,214		46,202	82,416	*
James C. Borel	90,474		55,536	146,010	*
Jeffrey D. Capello	26,629		31,231	57,860	*
Ronald D. Green, Ph.D.	12,781		50,202	62,983	*
Aashima Gupta	21,917		31,231	53,148	*
Douglas E. Jones	81,847		345,785	427,632	*
David H. Naemura	69,781		367,364	437,145	*
Mikhael Nassif	—		—	—	*
Avi Pelossof	—		—	—	*
Amy M. Rocklin	44,170		222,228	266,398	*
Raphael A. Rodriguez	14,948		34,202	49,150	*
Andrea F. Wainer	—		—	—	*
Catherine E. Woteki, Ph.D.	13,244		34,202	47,446	*
Executive officers and directors as a group (12 persons) (4)	330,158		872,398	1,202,556	*

* Less than 1%

(1)
Excludes shares that may be acquired through stock option exercises or RSU vesting.
(2)
Includes shares that may be acquired within 60 days of August 26, 2025, upon exercise of options and vesting of restricted stock units pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.
(3)
Includes 20,665 shares held in the Neogen Corporation 401(k) Retirement Savings Plan.
(4)
Excludes Mr. Adent, Mr. Jones, and Mr. Pelossof.

Neogen Corporation | 2025 Proxy Statement	19

Information about the Board and Corporate Governance Matters

Information about the Board and Corporate Governance Matters

The Company is managed under the direction of its Board. The Board conducts its business through meetings of the Board and its committees. The Board held seven meetings, and there were a total of 19 committee meetings during fiscal 2025. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in fiscal 2025. Directors are expected to attend the Annual Meeting of Shareholders unless they have an unavoidable schedule conflict or other valid reason. Each of the Board members serving on the Board in October 2024 attended the virtual 2024 Annual Meeting of Shareholders.

Independent Directors

A director is not considered independent unless the Board determines that he or she meets the Nasdaq independence rules and has no material relationship with the Company, either directly or indirectly, through any organization with which he or she is affiliated that has a relationship with the Company or as a result of any familial relationship. Based on a review of the responses of the directors and nominees to questions about employment history, affiliations, family and other relationships, and on discussions with the directors and nominees, the Board has determined that each of the current directors, other than Mikhael Nassif (the Company's CEO), is independent as defined in the Nasdaq independence rules.

Board Committees

The Board has four committees. The current membership, number of meetings held during fiscal 2025 and the function performed by each of these committees are described below. None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that each committee member meets the independence standards for that committee within the meaning of applicable Nasdaq and SEC regulations.

Compensation Committee

Chair:

Dr. Woteki

Members:

Mr. Bernard

Dr. Boehm

Mr. Capello

Mr. Rodriguez

Meetings:

This committee met six times during fiscal year 2025

Charter:

The Compensation Committee's charter is available in the “Investor Relations” section on the Company’s website at www.neogen.com.

Key Responsibilities

The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive compensation and the Company’s stock-based compensation plans. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers at the beginning of each year, evaluates current year performance in light of those goals, and establishes compensation levels for the upcoming year, including salary and bonus targets. The Committee also evaluates equity awards made under the 2023 Omnibus Incentive Plan. The Committee recommends to the Board an appropriate compensation package for outside directors. In addition, the Compensation Committee will, from time to time, recommend to the Board appropriate changes in the Company's compensation policies and programs. The Compensation Committee also reviews annually the performance of the CEO in light of the goals and objectives that had been established for him or her, and makes compensation recommendations to the Board that reflect the outcome of that review. The Compensation Committee approves the Company's employee incentive plans and, as appropriate, recommends to the Board amendments to those plans.

Neogen Corporation | 2025 Proxy Statement	20

Information about the Board and Corporate Governance Matters

Governance Committee

Chair:

Mr. Borel (interim)

Members:

Mr. Bernard

Dr. Green

Ms. Gupta

Meetings:

This committee met four times during fiscal year 2025

Charter:

The Governance Committee's charter is available in the “Investor Relations” section of the Company’s website at www.neogen.com.

Key Responsibilities

The Governance Committee provides oversight of the Company’s corporate governance and oversees the function and operation of the Board and its committees. The Governance Committee also provides oversight on management and director succession, risk management and environmental, social and governance matters.

The Governance Committee identifies individuals qualified to become directors and, as appropriate, recommends candidates to the Board for its approval and nomination. Board composition is reviewed regularly to ensure that the Board possesses the knowledge, experience, and skills necessary to enable the Board to fulfill its duties. The Governance Committee’s charter requires that the Governance Committee take diversity of directors into account in the candidate selection process. The Board considers factors such as a potential candidate’s experience, judgment, integrity, and independence in making director nominee recommendations. Other important criteria include a deep understanding of the Company's business and markets, technology, manufacturing or research and development experience, other expertise relevant to the Company’s global operations, and the ability and willingness to devote adequate time to Board duties.

The Governance Committee generally relies on multiple sources for identifying and evaluating Board nominees, including referrals from the Company’s current directors and management. The Governance Committee also considers recommendations by shareholders with respect to elections to be held at an Annual Meeting, so long as such recommendations are sent on a timely basis to the Company’s Corporate Secretary and are in accordance with the Company’s Bylaws. The Committee will evaluate nominees recommended by shareholders against the same criteria as it evaluates other nominees.

At the direction of the Board, the Governance Committee manages the CEO selection process, and ultimately recommends one or more candidates for consideration by the Board.

The Governance Committee is responsible for providing oversight and policy direction on the Company's risk management policies and programs, including those relating to cybersecurity. The Charter of the Governance Committee specifically requires the Committee to periodically review the Company's enterprise cybersecurity strategy and framework. This includes the Company's assessment and management of cybersecurity threats and risks, data security programs, applicable laws and regulations, and the Company's management and mitigation of cybersecurity and information technology risks and potential breach incidents, including our incident response plan.

Neogen Corporation | 2025 Proxy Statement	21

Information about the Board and Corporate Governance Matters

Audit Committee

Chair:

Dr. Boehm

Members:

Mr. Borel

Mr. Capello

Ms. Wainer

Meetings:

This committee met eight times during fiscal year 2025

Charter:

The Audit Committee's charter is available in the “Investor Relations” section of the Company’s website at www.neogen.com;also see “Audit Committee Report” in this Proxy Statement.

Key Responsibilities

The Audit Committee provides oversight to ensure (1) the integrity of the Company’s financial statements, including its use and reporting of any non-GAAP measures, (2) the effectiveness of the Company's internal control over financial reporting, (3) the Company’s compliance with laws and regulations to which it is subject, (4) the independent registered accounting firm’s qualifications, independence and performance, and (5) the performance of the Company’s internal audit function.

The Audit Committee meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board. In addition, the Audit Committee’s responsibilities include: (a) sole authority for the appointment, retention, evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm, subject to ratification by the Board and shareholders, as necessary; (b) providing general oversight of accounting, auditing and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of internal control over financial reporting, disclosure controls and the internal audit function; (c) reviewing and discussing with management the Company’s reports filed with or furnished to the SEC that include financial statements or results; and (d) monitoring compliance with significant legal and regulatory requirements, and other risks related to financial reporting and internal control over financial reporting. In addition, the Audit Committee is required to review and approve, at least annually, all related party transactions and significant conflicts of interest. The Board has determined that all current members of the Audit Committee are “audit committee financial experts” for purposes of applicable SEC rules and are each independent under Nasdaq listing rules.

Science, Technology and Innovation Committee

Chair:

Dr. Green

Members:

Ms. Gupta

Mr. Rodriguez

Ms. Wainer

Dr. Woteki

Meetings:

This committee met one time during fiscal year 2025.

Charter:

The Science, Technology and Innovation Committee's charter is available in the “Investor Relations” section on the Company’s website at www.neogen.com.

Key Responsibilities

The Science, Technology and Innovation Committee assists the Board in overseeing the development of new products, services, and business models.

In discharging these responsibilities, the Science, Technology, and Innovation Committee reviews and evaluates the strategic goals and objectives of the Company’s research and development programs, including monitoring and evaluating emerging technologies, and assists the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development activities, including scientific ethics and conduct.

Neogen Corporation | 2025 Proxy Statement	22

Information about the Board and Corporate Governance Matters

Board Leadership

Mr. Borel serves as the Chair of the Company's Board and leads all meetings of the Board. Through August 10, 2025, Mr. Adent served as the Company's President and Chief Executive Officer and as a member of the Board. Effective August 11, 2025, Mr. Nassif serves as the Company's President and Chief Executive Officer and as a member of the Board. Our CEO does not attend independent director sessions of the Board except upon request. The Board has concluded that this leadership structure is appropriate for the Company at this time, because it allows the Chair to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company's strategy and managing the Company's business. The independent directors meet in executive session at least quarterly.

Management’s Role in Determining Executive Compensation

The Compensation Committee oversees officer compensation and makes recommendations to the Board regarding CEO compensation. Final approval of CEO compensation is made by the Board upon recommendation of the Compensation Committee. Management’s involvement in determining executive compensation is limited to the Chief Executive Officer making recommendations on compensation for members of the executive management team.

Compensation Committee Interlocks and Insider Participation

During fiscal 2025, Dr. Woteki (Chair), Mr. Bernard, Dr. Boehm, Mr. Capello and Mr. Rodriguez served on the Compensation Committee. None of these directors has served as an officer or employee of the Company at any time nor have any of these directors had any relationship requiring disclosure pursuant to the standards described under “Certain Relationships and Related Party Transactions” below. Executive officers of the Company do not serve as a member of the compensation committee or board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee or Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide a structure for the Company’s Board and management to effectively pursue the Company’s objectives for the benefit of its shareholders. The Corporate Governance Guidelines address, among other things, Board and committee structure, composition and procedures, director responsibilities, board service limits, compensation and continuing education, and shareholder communications with the Board. The Corporate Governance Guidelines are available in the “Investor Relations” section of the Company’s website at www.neogen.com.

Anti-Hedging and Anti-Pledging Policies

The Company, pursuant to the terms of its Insider Trading Policy, prohibits all directors, officers, and employees from engaging in certain hedging transactions involving the Company’s securities. The Insider Trading Policy also prohibits directors, officers, and employees from pledging Company securities as collateral for a loan or holding Company securities in a margin account without, in each case, approval from the Chief Financial Officer and Chair of the Board.

Board Role in Risk Management

The Board oversees the Company’s risk management. This oversight is administered primarily through the Board’s review and approval of management's business plan. This includes the Board's review and oversight of projected opportunities and challenges facing the business, business developments, strategic plans and implementation, liquidity and financial results, succession planning, capital spending and financing. The Board delegates certain of its risk management functions to various Board committees, including the Audit Committee’s oversight of the Company’s internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of internal controls and financial reporting; the Governance Committee’s leadership in the evaluation of the Board and committees and its responsibility for providing oversight of the

Neogen Corporation | 2025 Proxy Statement	23

Information about the Board and Corporate Governance Matters

Company's risk management policies and programs, including cybersecurity; and the Compensation Committee’s role with respect to executive officer compensation and its relationship to the Company’s business plan, as well as its review of compensation plans generally and the related risks. Each of these committees makes periodic reports to the full Board.

Contacting the Board

Shareholders and other interested persons can communicate directly with the Board or any individual director on a confidential basis by mail to Board of Directors, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912, Attention: Corporate Secretary. All such communications will be received directly by the Corporate Secretary and forwarded to the Board or any individual director, as applicable, and will not be screened or reviewed by any other Company employee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics applicable to all Company employees, officers and directors as well as the Company's partners and vendors. The Code of Business Conduct and Ethics is posted on the Company’s website at www.neogen.com in the “Investor Relations” section and will be mailed or emailed to any shareholder upon request to the Corporate Secretary at 620 Lesher Place, Lansing, Michigan 48912.

Certain Relationships and Related Party Transactions

The Audit Committee approves or ratifies transactions in which the Company was or is to be a participant that involve directors, executive officers, or principal shareholders, as well as members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest, where the amount involved exceeds $120,000 or that are otherwise reportable under SEC disclosure rules. Such transactions include employment by the Company of immediate family members of any director or executive officer. Management advises the Audit Committee of any such transaction that is proposed to be entered into or continued and seeks Audit Committee approval. In the event any such transaction is proposed for which a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it can be presented to the Audit Committee Chair for approval and the decision will be reported to the full Audit Committee at its next meeting.

There were no such transactions with related parties during fiscal year 2025 nor are any currently proposed.

Family Relationships and Other Arrangements

There are no family relationships between any of the members of the Board's directors and executive officers. Except as described within their biographies with respect to Ms. Gupta and Mr. Capello, there are no arrangements or understandings between or among the Company’s executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Neogen Corporation | 2025 Proxy Statement	24

Information about our Executive Officers

Information about our Executive Officers

Named Executive Officers

Named executive officers (“NEOs”) for SEC reporting purposes are:

Name	Title

John E. Adent	(Former) President & Chief Executive Officer
Douglas E. Jones	Chief Operating Officer (Retired)
David H. Naemura	Chief Financial Officer & Chief Operating Officer
Amy M. Rocklin	Chief Legal & Compliance Officer

Brief biographies of the NEOs follow.

John E. Adent, age 57, joined the Company as Chief Executive Officer (CEO) in July 2017 and was named President on September 22, 2017. Mr. Adent has extensive experience in international food and animal safety, previously serving as President and Chief Executive Officer of Animal Health International, Inc., formerly known as Lextron, Inc. Mr. Adent began his career at Ralston Purina Company, developing animal feed manufacturing and sales operations in China and the Philippines. He also served Ralston Purina’s European division in Spain and Hungary when Ralston Purina spun off that business into an independent public company named Agribrands, Inc. In April 2025, it was announced that Mr. Adent would be stepping down. Mr. Adent continued to serve as CEO and President and as a member of the Company’s Board of Directors until his successor was appointed.

Douglas E. Jones, age 55, joined Neogen as Chief Commercial Officer on August 17, 2020, and was named Chief Operating Officer in 2022. Prior to joining Neogen, Mr. Jones served as the President of the Companion Animal Division at Patterson Companies from 2016 to August 2020. Prior to joining Patterson, Mr. Jones served as the Head of Business Operations for the North American Merial Animal Health Division of Sanofi. Mr. Jones began his career as a management consultant with the North Highland Company and PriceWaterhouseCoopers, focusing on commercial transformation and strategy projects in the pharmaceutical, healthcare distribution and high-tech industries. Mr. Jones retired as COO effective February 28, 2025.

David H. Naemura, age 56, joined Neogen in November 2022 as Chief Financial Officer. Previously, Mr. Naemura served as the Senior Vice President and Chief Financial Officer of Vontier Corporation from February 2020 until November 2022. Mr. Naemura served as Chief Financial Officer of Gates Industrial Corporation from March 2015 to January 2020. Prior to his time at Gates Industrial Corporation, Mr. Naemura served as Vice President of Finance and Group Chief Financial Officer at Danaher Corporation from April 2012 to March 2015, and previously served as Danaher Corporation’s Test & Measurement Communications Platform Chief Financial Officer from January 2009 to April 2012. Prior to 2009, Mr. Naemura was employed by Tektronix Corporation from August 2000 to January 2009, including during its acquisition by Danaher Corporation in 2007. Effective January 1, 2025, in addition to his role as the Company’s CFO, Mr. Naemura was appointed as Neogen’s Chief Operating Officer (COO), a position held by Doug Jones until his retirement as COO.

Amy M. Rocklin, Ph.D., age 53, joined Neogen in March 2021 as Vice President, General Counsel & Corporate Secretary. In 2022, Dr. Rocklin was named Chief Legal & Compliance Officer. In this role, she advises the CEO, Board, and senior leadership on all legal and compliance issues. Dr. Rocklin also leads the legal, compliance, regulatory, quality, validations, government and scientific affairs, and ESG functions. Dr. Rocklin also serves as the Corporate Secretary. Prior to joining Neogen, Dr. Rocklin was Division Vice President, Corporate Law at Corning Incorporated. In her nearly ten years at Corning, she held multiple leadership positions within Corning’s Law Department, including Director of Law, M&A and Emerging Innovations. Before Corning, Dr. Rocklin held leadership positions at Smiths Group plc and was in private practice at the law firm of Foley & Lardner LLP.

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative and quantitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

For purposes of this CD&A and the disclosure that follows, the following are Neogen’s NEOs for Fiscal Year 2025:

Name	Title
John E. Adent	President & Chief Executive Officer (until August 11, 2025)
Douglas E. Jones	Former Chief Operating Officer (Retired)
David Naemura	Chief Financial Officer & (starting January 1, 2025) Chief Operating Officer
Amy Rocklin	Chief Legal and Compliance Officer, Corporate Secretary

Mr. Jones retired as Chief Operating Officer effective February 28, 2025. Following his retirement as Chief Operating Officer, Mr. Jones will continue in a part-time capacity providing transition support to both the operations and commercial organizations, as well as other assistance as needed until December 31, 2025. In addition to his role as Chief Financial Officer, David Naemura was appointed Chief Operating Officer effective January 1, 2025

Executive Summary

Our Business

Neogen is committed to fueling a brighter future for global food security through the advancement of human and animal well-being. Harnessing the power of science and technology, Neogen has developed comprehensive solutions spanning the Food Safety, Livestock and Pet Health & Wellness markets. A world leader in these fields, Neogen has a presence in over 140 countries with a dedicated network of scientists and technical experts focused on delivering optimized products and technology for its customers.

Neogen’s Food Safety segment is primarily engaged in the manufacturing and marketing of diagnostic test kits and complementary products sold to food and feed producers and processors to preserve the quality of food to prevent contamination and foodborne illnesses such as pathogens, spoilage organisms, natural toxins, allergens, ruminant by-products, and general contamination in manufacturing environments. Neogen’s food safety test kits are used by customers ranging from small local grain elevators to the largest, best-known food and feed processors in the world, as well as numerous regulatory agencies. Along with the detection of contaminants in foods, Neogen’s food safety test kits also analyze food content, such as dietary fiber and carbohydrates.

Neogen’s Animal Safety segment encompasses a broad portfolio of products and services aimed at enhancing animal health, agricultural biosecurity and genetic progress. These offerings span life sciences, veterinary instruments and disposables, animal care solutions, rodent and insect control and advanced genomics services. The segment supports livestock producers, veterinarians, researchers and companion animal owners globally.

Our Performance

In fiscal year 2025, Neogen’s performance was below expectations, as the Company navigated through a weak end-market environment and global trade uncertainty, as well as foreign currency headwinds and challenges related to the integration of the former 3M Food Safety Division. Food production levels, which influence the food safety end market, are estimated to have been lower than in fiscal year 2024, due largely to the cumulative effect of inflation and resulting value-seeking behavior of many consumers. The cattle herd size, which influences The Company’s animal safety end market, reached its lowest level in the US in over 70 years. We also believe the global trade uncertainty, which began to emerge during the second half of fiscal year 2025, affected the willingness of many distributors to commit to full inventory positions.

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Compensation Discussion and Analysis

The Company’s profitability in fiscal year 2025 was impacted primarily by lower revenue and challenges related to the integration of the former 3M Food Safety Division, including an elevated level of inventory write-offs. The Company’s sample collection product line, which was relocated to a Neogen facility as part of the integration, struggled to achieve prior output levels without significant inefficiencies. The elevated inventory write-offs in fiscal year 2025 were due, in part, to complications experienced during the fiscal year 2024 exit of the transition distribution agreement related to the 3M transaction and associated ERP implementation.

Capital expenditures were elevated in fiscal 2025, due to investment required in the ongoing integration of the former 3M Food Safety Division, which negatively impacted cash flow. The final integration workstream, the start-up of Petrifilm production, progressed well in the fiscal year, with construction of the main production facility completed and a significant amount of production equipment installed.

The Company completed a refinancing of its term loan and revolving credit facility, providing financial flexibility by extending the maturity to 2030 while maintaining the same liquidity position and realizing interest expense savings. Portfolio review activities, which began in fiscal year 2024, progressed in fiscal 2025, with the announcement of the divestiture of the Company’s global cleaners & disinfectants business, a transaction that was completed subsequent to the end of the fiscal year.

Consideration of Last Year’s Say-on-Pay Vote

At the Company's 2024 Annual Meeting of Shareholders, shareholders were provided with an opportunity to cast an advisory vote on the compensation of the Company’s named executive officers. The say-on-pay vote received only 48.8% approval, a significantly lower level of support than prior years. The Compensation Committee and all independent members of the Board took this result very seriously and shareholders were actively engaged to understand the issues and concerns motivating such a response. We will continue to seek input from our shareholders to understand their views with respect to our approach to executive compensation, and, particularly in connection with the Compensation Committee’s efforts to link compensation to performance.

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Compensation Discussion and Analysis

Shareholder Outreach and Engagement

Neogen engaged in significant shareholder outreach in response to the failed Say-on-Pay for fiscal year 2024. Specifically, we along with Mr. Borel, our Board Chair, reached out to our largest shareholders and met with ninety percent of them. We listened to and responded to the areas of concern from our shareholders. Below are the specific topics that were discussed along with Neogen’s planned actions:

What We Heard:	What We Did:
Annual incentive plan financial target and actual performance were not disclosed

Neogen has meaningfully increased the level of disclosure around the Incentive Compensation Plan (ICP) within this Proxy Statement, including disclosure of performance metrics, goals, and rationale for metric inclusion. Neogen will continue to monitor disclosure so that we do not put ourselves at a competitive disadvantage. We implemented a robust ICP design for fiscal year 2025 that aligned with our fiscal year budget and held our executives to a high standard of performance.

Our fiscal year 2026 design will continue to align with the approved fiscal year 2026 budgets that are appropriately challenging and motivating for our NEOs given the markets in which we compete in.

Long-term Incentive Awards lack performance conditions

While we believe stock options, which were 70% of the equity mix for the CEO (60% for other NEOs), are inherently performance-based and 100% aligned with shareholder value, we are introducing Performance Share Units (PSUs) in the fiscal year2026 long-term plans for NEOs.

The fiscal year 2026 PSU design will measure performance against Revenue (CAGR), Adjusted EBITDA margin expansion, and FCF Conversion with a relative TSR modifier (measuring performance against the S&P600 Healthcare Equipment & Services peer companies) over a three-year period. The fiscal year 2026 LTIP mix for NEOs will be entirely performance-based and aligned with shareholder interests, comprised of 50% PSUs and 50% stock options.

CEO equity award increased while stock price decreased YOY

The CEO compensation remained flat for fiscal year 2025, and in fact realized pay decreased as depicted on page 29. Additionally, it was announced in April 2025 that Mr. Adent would be stepping down as CEO upon the earlier of his successor starting in the role or the end of October 2025. Mr. Adent subsequently stepped down as CEO when his successor, Mr. Nassif, joined the Company on August 11, 2025.

CEO absolute pay vs. TSR is misaligned

As depicted on page 29, realized pay for our CEO has been significantly lower than total compensation as disclosed in the summary compensation table (SCT). Over the past three fiscal years, Mr. Adent’s overall compensation ranged from 18% to 24% of total SCT total compensation. This is due to all elements of variable pay resulting in payouts less than target, including stock option values that are “underwater” which demonstrates direct alignment with TSR.

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Compensation Discussion and Analysis

Our Compensation Philosophy: We Pay for Performance

The Company’s executive compensation programs are designed to be aligned with shareholder value creation and are structured to reward individual and organizational performance. These objectives are intended to be simple, concise and understandable. A significant percentage of each NEO’s compensation is variable, or "at risk".

The primary objectives of the compensation programs covering NEOs are to:

•
Attract, retain, and motivate highly talented executives with a passion for innovation and creativity who will drive the success of the business;
•
Incentivize achievement of measurable corporate and individual performance objectives based on financial and non-financial measures, as appropriate; and
•
Provide overall compensation that is market competitive and aligns the interests of its executives with those of our shareholders.

The following table is presented to provide additional context regarding the CEO’s realized pay over the past three fiscal years, relative to the Summary Compensation Table (SCT) reported values. A substantial portion of the CEO’s compensation is performance-based, contingent on Neogen’s financial and operational results, and directly tied to stock price performance – ensuring alignment with shareholder interests.

As shown, the CEO’s three-year realizable pay totals, are in each instance, less than 25% of the reported Summary Compensation Table totals. This represents a shortfall of approximately 76% or more from the reported SCT total compensation, reflecting the impact of performance outcomes and market conditions on actual realized pay.

Fiscal Year 2025 Pay Mix

In support of our pay-for-performance philosophy, a large majority of the target total direct compensation for our NEOs under our regular, annual compensation program is allocated to variable, at-risk compensation. The pay structure for Mr. Adent was weighted even more heavily towards variable and performance-based compensation, with 89% of his target total direct compensation for fiscal year 2025 designed to be at risk. The charts below show, for our CEO and on average for our other NEOs, the mix of compensation at target under our fiscal year 2025 compensation programs.

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Compensation Discussion and Analysis

CEO Compensation	Other NEO Compensation (1)

89%
Variable
at Risk
11%
Base Salary
11%
Annual
Bonus
Target %
24%
Long-term
Incentives
RSUs
54%
Long-term
Incentives
Stock Options

81%
Variable
at Risk
19%
Base Salary
27%
Long-term
Incentives RSUs
14%
Annual
Bonus Target
%
40%
Long-term
Incentives
(Stock Options)

(1)
Fiscal year pay components for Mr. Jones reflect pre-retirement salary package in fiscal year 2025.

Key Fiscal Year 2025 Compensation Elements

The primary compensation elements provided to NEOs are:

•
Base salary that recognizes day-to-day role and responsibilities;
•
Annual bonus opportunity based on achievement of Company financial metrics that reward overall Company performance, as measured by key financial metrics, as well as allowing for recognition of exceptional personal performance; and
•
Equity-based, long-term incentive compensation, in the form of stock options and restricted stock units, that enables the retention of our executives and align executive interests with those of our shareholders.

Other compensation elements include health and welfare benefits plans, such as medical, life insurance and disability coverage, where NEOs receive similar benefits to those provided to all other eligible U.S.-based employees.

Commitment to Compensation Best Practices

What We Do	What We Don't Do
•
Executive Compensation Philosophy that promotes Alignment with Shareholder interests
•
Performance Measures Aligned with Business Objectives
•
Pay for Performance
•
Maintain Share Ownership Requirements
•
Maintain a Recoupment Policy
•
Maintain Market Competitive Vesting Schedules for Equity Awards
•
Require Minimum Vesting Schedules under our Equity Plan
•
Engage an Independent Compensation Consultant

•
No Excise Tax Gross-Ups
•
No “Single-Trigger” Change-of-Control Severance Benefits Equity Vesting
•
No Hedging or Pledging Transactions by Executive Officers
•
No Evergreen Provisions in Omnibus Incentive Plan
•
No Repricing of Stock Options
•
No Liberal Share Recycling under Omnibus Incentive Plan
•
No Defined Benefit Plans for Executive Officers
•
No Executive Perquisites

Neogen Corporation | 2025 Proxy Statement	30

Compensation Discussion and Analysis

Engagement of Executive Compensation Consultant

In recent years, the Compensation Committee, has engaged Meridian Compensation Partners, LLC (“Meridian”) to provide executive compensation consulting services to the Committee. In early 2025, the Committee elected to make a change in the executive compensation consultant to Farient Advisors, LLC (“Farient”). While Farient may make recommendations on the form and amount of compensation to be paid to our executives, the Compensation Committee makes all decisions regarding the compensation of our CEO, the other NEOs, and senior management. CEO compensation remains subject to the review and approval of the independent directors of the Board. In 2025, The services provided by Farient and Meridian to the Committee, included:

•
Reviewing and advising on evolving trends in executive compensation;
•
Advising on pay-for-performance analytics and benchmarking norms related to the compensation of the CEO and the senior management, including the NEOs;
•
Reviewing our compensation peer group and recommending changes; and
•
Reviewing our annual incentive and long-term incentive plan design.

The Compensation Committee determined that both Farient and Meridian are independent as it relates to the SEC guidelines.

Peer Group and Competitive Market Data

An important element of our overall compensation philosophy is to deliver a total compensation opportunity that is competitive with the market median with the ability to differentiate based on individual performance, future potential, strategic needs, labor market for talent and other individual and company-specific attributes. Consistent with our strong emphasis on at-risk and variable compensation, we provide the opportunity to earn significantly above target compensation levels based on strong company and individual performance. We place a strong emphasis on long-term incentives in the form of equity compensation aligning leadership with shareholder interests. As part of that philosophy, the Compensation Committee considers the publicly disclosed executive compensation practices of companies in a selected peer group as one of several factors in setting compensation. The Compensation Committee also considers competitive data from relevant, published compensation surveys as another source of competitive pay data.

The Compensation Committee reviews the peer group annually in consultation with its independent compensation consultant to assess if changes should be made. The Committee considers factors such as industry, business model, product type, and revenue size of companies for the peer group.

The fiscal year 2025 peer group consisted of the following companies:

• 10x Genomics, Inc.	• Mettler-Toledo International, Inc.
• Azenta, Inc.	• Maravai LifeScience Holdings, Inc.
• Bio-Rad Laboratories, Inc.	• Natera, Inc.
• Bio-Techne Corporation	• NeoGenomics, Inc.
• Bruker Corporation	• OraSure Technologies, Inc.
• Charles River Laboratories, Inc.	• QuidelOrtho Corporation
• Exact Sciences Corporation	• Repligen Corporation
• Guardant Health, Inc.	• Sotera Health Company
• IDEXX Laboratories, Inc.	• Waters Corporation
• iRhythm Technologies, Inc.

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Compensation Discussion and Analysis

2025 Compensation Highlights

Base Salary

Base salary is intended to provide a market competitive, stable source of income that recognizes the day-to-day responsibilities of the role. Each NEO’s salary and performance is reviewed annually. Factors considered in determining the level of executive base pay include the role and responsibilities of the position, market competitiveness, performance against expectations and an individual’s job experience or unique responsibilities.

Actual earned salary for fiscal 2025 is shown in the “Salary” column of the Summary Compensation Table. Base salary rates and changes from 2024 to 2025, if applicable, are shown in the following table.

Name	Fiscal Year 2025 Salary Rate	Fiscal Year 2024 Salary Rate	Percent Increase (1)

John E. Adent	$810,000	$810,000	0.0%
Douglas E. Jones	120,000	514,800	(76.7)%
David H. Naemura	650,000	520,000	25.0%
Amy M. Rocklin	455,000	442,900	2.7%

(1) Mr. Jones’ base salary in fiscal year 2025 was adjusted on January 1, 2025 to $530,000 to align with market median compensation and then adjusted down on April 1, 2025, from $530,000 to $120,000 to reflect the change in his role to Operations Advisor. Mr. Naemura’s base salary in fiscal year 2025 was adjusted on January 1, 2025, from $535,000 to $650,000 to reflect his additional role of Chief Operating Officer beginning January 1, 2025. Ms. Rocklin’s base salary in fiscal year 2025 was adjusted on January 1, 2025 to more closely align with 2025 market median compensation.

Annual Incentive Compensation Plan (ICP)

Fiscal year 2025 marks the second consecutive year that Neogen utilized a formulaic annual Incentive Compensation Plan, after previously using a discretionary annual bonus plan. The transition to a formulaic ICP that aligns with Neogen’s financial performance in the fiscal year was made to strengthen the pay-for-performance linkage within the compensation program as well as to be responsive to shareholder feedback. The ICP is intended to motivate and reward NEOs for achieving annual corporate goals that require both financial and operational performance. Under the plan established for fiscal year 2025, our NEOs had the opportunity to earn a cash payment based on Company financial performance measured over the period from June 1, 2024 to May 31, 2025. The ICP for fiscal year 2025 was based on the following metrics:

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Compensation Discussion and Analysis

Performance Metrics	Weighting	Rationale for Inclusion
Revenue	50%	Encourages focus on top-line growth through increased sales and customer acquisition, by way of developing, manufacturing, and marketing of a diverse line of products and services
Adjusted EBITDA(1)	30%

Encourages focus on profitability and core operational performance by removing certain items that impact comparison of the performance of our business either period-over-period or with other businesses

Free Cash Flow(2)	20%	Encourages focus on generating cash for reinvestment, debt repayment and stockholder returns after covering operating expenses and capital expenditures
(1)
Adjusted earnings before interest, taxes, depreciation, and amortization; as externally reported (non-GAAP measure).
(2)
Net cash provided by operating activities less expenditures for property, plant and equipment; non-GAAP measure.

In addition to the formulaic measures, the Compensation Committee retains discretion under the Personal Performance Modifier (PPF) to adjust the formulaically determined awards by 0 – 150% (or exercise negative or positive discretion), noting that the final award may not exceed 250% of an individual’s target award.

The fiscal year 2025 ICP set forth threshold, target, and maximum award levels for each NEO as a percentage of their base salaries as follows, with performance between threshold and target, or target and maximum calculated using linear interpolation:

Name	Threshold	Target	Maximum(1)
John E. Adent	50%	100%	200%
Douglas E. Jones	30%	60%	120%
David Naemura	50%	100%	200%
Amy Rocklin	25%	50%	100%
(1)
As noted above, maximum could be increased to 2.5x of each individual’s Target based upon the PPF.

The Company performance targets under the fiscal year 2025 ICP as well as actual fiscal year 2024 performance are set forth below:

Ranges Established Under Fiscal Year 2025 ICP
Performance Metrics	Threshold	Target	Maximum	Actual
Revenue	$900M	$960M	$1,020M	$895M
Adjusted EBITDA	$202M	$235M	$268.0M	$184M
Free Cash Flow	$42M	$74M	$107M	($46M)

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Compensation Discussion and Analysis

Performance-based ICP awards paid in fiscal year 2026 related to fiscal year 2025 performance were as follows:

Name	Target Value	Actual Payment	Percentage of Target	Percentage of Base Salary

John E. Adent	$810,000	$0	0%	0%
Douglas E. Jones.	72,000	0	0%	0%
David H. Naemura	650,000	0	0%	0%
Amy M. Rocklin	227,500	0	0%	0%

(1) Mr. Jones’ target award value for fiscal year 2025 was prorated to reflect his eligibility through February 28, 2025, the date he transitioned out of the Chief Operating Officer role.

For fiscal year 2025 the overall financial results were 0% of target as threshold performance was not met for any of the three metrics that were established at the beginning of fiscal year 2025. The Compensation Committee did not exercise any discretion under the PPF to award any discretionary bonus. As a result, no bonuses were provided to any NEO pursuant to the fiscal year 2025 ICP, as illustrated in the table above

Long-Term Incentive (LTI) Compensation

In fiscal year 2025 we used a balanced approach with our equity compensation and granted a combination of both time-based RSUs and stock options. The fiscal year 2025 equity awards were approved prior to the results of the 2024 say-on-pay vote, which we subsequently took into account to make certain adjustments to the design of our fiscal year 2026 equity compensation grants, as further described below under “Fiscal Year 2026 LTI Compensation Decisions”. The objectives of our long-term incentive compensation program are to:

•
Align the personal and financial interests of executives and eligible employees with shareholder interests;
•
Balance short-term decision-making with a focus on driving shareholder value over the long-term;
•
Provide a means to attract, reward and retain a highly skilled management team; and
•
Provide the opportunity to increase ownership interest in the Company, aligning the interests of the executives with those of our shareholders.

Fiscal year 2025 LTI compensation was granted as follows:

LTI Vehicle	Terms	Weighting for NEOs
Restricted Stock Units (RSUs)(1)	3-year ratable vesting	CEO 30%; Other NEOs 40%
Stock Options(2)	3-year ratable vesting; 7-year term	CEO 70%; Other NEOs 60%
(1)
RSUs are intended to promote retention, while also subjecting our NEOs to the same market fluctuations as our stockholders
(2)
Stock options are intended to provide value to our NEOs only if the stock price increases over the price at which they are granted, which is the market price of our common stock on the grant date.

Annual RSU and stock option grants to executives and other eligible employees are approved annually by the Compensation Committee, with grants to the CEO being subject to further approval by the Board of Directors. Management makes recommendations to the Compensation Committee as to the stock option and RSU award eligibility and levels. While no specific or absolute performance measures are applied, numerous factors are considered in determining the option or RSU award to an individual including his or her level of responsibility and position within the Company, demonstrated performance over time, value to the Company’s past and future success, historic grants, retention concerns and, in the aggregate, share availability under the plan, overall Company expense and shareholder dilution from awards. For executive officers, the Committee reviews information on grants made over

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Compensation Discussion and Analysis

the past three years and the accumulated value of all outstanding stock option and RSU awards held by each executive officer.

Annual awards of equity are typically made in August, although occasional off-cycle grants may be made to select new hires or in connection with promotions. The annual LTI award for fiscal year 2025 was made in August 2025; however, an additional grant was made to Mr. Naemura in January 2025, as noted in the footnotes to the table below.

All fiscal year 2025 RSU and stock option grants were made under the Neogen Corporation 2023 Omnibus Incentive Plan (the “2023 Plan”), which was approved by our shareholders at the 2023 Annual Meeting of Shareholders.

The table below shows the target LTI award value for each of the NEOs in fiscal year 2025 as compared to fiscal year 2024:

Name	Fiscal Year 2025 LTI Value			Fiscal Year 2024 LTI Value			% Change(2)
	RSUs	Stock Options	Total	RSUs	Stock Options	Total
John E. Adent	$1,800,000	$4,200,000	$6,000,000	$1,800,000	$4,200,000	$6,000,000	0%
Douglas E. Jones	$720,000	$1,080,000	$1,800,000	$720,000	$1,080,000	$1,800,000	0%
David Naemura (1) (2)	$836,400	$1,254,600	$2,091,000	$720,000	$1,080,000	$1,800,000	16%
Amy Rocklin (2)	$520,000	$780,000	$1,300,000	$440,000	$660,000	$1,100,000	18%
(1)
The fiscal year 2024 LTI value excludes a special retention grant of performance options made to Mr. Naemura in October 2023 with an aggregate value of $2,200,000

(2) Mr. Naemura’s fiscal year 2025 LTI value was adjusted on January 1, 2025 to reflect the additional role of Chief Operating Officer he assumed effective January 1, 2025. A prorated portion of the increase in annualized value was granted on January 16, 2025. Ms. Rocklin’s LTI target value was adjusted for the fiscal year 2025 annual grant to more closely align with the peer group median compensation.

The table below shows the number of stock options granted to each of the NEOs in fiscal year 2025.

Name	Number of Options Granted	Compensation Cost Recognized for Option Grants (1) (2)

John E. Adent	784,636	$4,200,000
Douglas E. Jones	201,764	1,080,000
David H. Naemura	246,914	1,254,600
Amy M. Rocklin	145,718	780,000

(1)
Represents the aggregate grant date fair value of each stock option granted in fiscal year 2025, calculated in accordance with the provisions of the Compensation—Stock Compensation Topic of the FASB Codification. This amount will be recognized over the vesting period of the grants.
(2)
The stock option Codification Topic 718 values throughout this Proxy Statement have been calculated using the Black-Scholes option pricing model using the assumptions in the table below.

Black-Scholes Model Assumptions (1)	2025	2024	2023	2022	2021

Risk-free interest rate	3.71% - 4.44%	4.7%	3.3%	0.4%	0.2%
Expected dividend yield	0%	0%	0%	0%	0%
Expected stock price volatility	37.67% - 38.48%	37.3%	34.0%	32.8%	31.3%
Expected option life	3.4 years	4.5 years	4.5 years	3.1 years	3.3 years

(1)
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

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Compensation Discussion and Analysis

The table below shows the number of RSUs granted to each of the NEOs in fiscal year 2025.

Name	Number of RSUs Granted	Compensation Cost Recognized for RSU Grants (1)

John E. Adent	107,207	$1,800,000
Douglas E. Jones	42,883	720,000
David H. Naemura	52,917	836,400
Amy M. Rocklin	30,971	520,000

(1)
Compensation cost is calculated as the closing market price on the grant date ($16.79 on August 15, 2024) multiplied by the number of RSUs granted. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period. Mr. Naemura’s January 16, 2025 prorata grant as a result of promotion was made as of the closing market price on the grant date ($11.60 on January 16, 2025) multiplied by the number of RSUs granted.

Fiscal Year 2026 Compensation Decisions

Following the 2024 say-on-pay shareholder vote, which did not receive majority shareholder support, the Board engaged with shareholders and conducted a thorough review of our executive compensation program. In response to the feedback received, we enhanced our LTI plan by introducing performance share units (PSUs) beginning in fiscal year 2026. The PSUs are designed to strengthen the alignment between executive pay and long-term company performance by tying the payout of awards to the achievement of rigorous, multi-year performance goals.

On August 15, 2025, the Company granted PSUs to its executives representing a value equal to 50% of the executive’s total fiscal 2026 award value. Each PSU represents the right to receive one share of the Company’s common stock based on the actual performance by the Company over a three-year performance period consisting of fiscal years 2026, 2027, and 2028 (the “Performance Period”) on the following three metrics as compared to targets established by the Company:

Performance Metric	Weighting
Revenue – Compounded Annual Growth Rate (CAGR)	40%
Adjusted EBITDA Margin Expansion	30%
Cash Flow Conversion	30%

Threshold performance against the target metrics will result in a 50% payout of the target PSUs, maximum performance will result in a 200% payout of the target PSUs, and performance between those performance levels will result in an award determined based on straight line interpolation. As a result, the maximum number of shares of the Company’s common stock that may be issuable for each PSU award is equal to 200% of the target number of PSUs.

In addition, each PSU award will be subject to a modifier based on the Company’s relative total shareholder return (rTSR) over the Performance Period compared to a peer group comprised of the companies within the S&P 600 Healthcare Equipment & Services. The rTSR modifier provides for a 20% increase to the earned PSUs if our relative TSR performance is at or above the 75th percentile of the peer group (subject to the overall maximum award equal to 200% of target) or a 20% decrease to the PSUs earned if our relative TSR performance is below the 25th percentile of the peer group. There will be no modification to the number of earned PSUs if our relative TSR performance is at least equal to the 25th percentile but less than the 75th percentile of the peer group.

To the extent any PSUs are actually earned by the executive based on Company performance over the Performance Period, shares of the Company’s common stock will be issued to the executive as soon as practicable and will be fully-vested upon issuance. Until such time that shares are issued upon the settlement of PSUs, if any, the PSUs do not entitle the executives to any ownership interest in any shares or any rights of a shareholder with respect to the PSUs.

Neogen Corporation | 2025 Proxy Statement	36

Compensation Discussion and Analysis

The balance of each executive’s fiscal year 2026 LTI award was made in the form of stock options with three-year ratable vesting.

Retirement Plans: A defined contribution plan, the Neogen Corporation 401(k) Retirement Savings Plan (“401(k) Plan”) is available to all eligible U.S. employees, including all NEOs. Under the 401(k) Plan, the Company matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2%, of pay contributed by the employee up to the Internal Revenue Code limits. Matching contributions to the 401(k) Plan vest immediately.

Health and Welfare Benefit Plans: Benefits such as medical, dental, vision, life insurance, and disability coverage are provided to all eligible U.S.-based employees, including all NEOs. The benefit plans are part of the overall total compensation offering and are intended to be competitive and provide health care coverage for employees and their families. The NEOs have no additional Company-paid health benefits than those provided to other U.S.-based employees. Similar to all other employees, NEOs have the ability to purchase supplemental life, dependent life, long-term care insurance, and accidental death and dismemberment coverage through the Company. The value of these benefits is not included in the Summary Compensation Table because they are purchased by each NEO and are made available to all U.S. employees. No post-retirement health care benefits are provided to any employee.

Perquisites: The values of perquisites and other personal benefits are included in the “All Other Compensation” column of the Summary Compensation Table and consist primarily of Company-matching contributions to the 401(k) Plan, the value of Company-paid group term life insurance and a mobile phone stipend, all of which are provided to other U.S. management employees.

Employee Stock Purchase Plan: Employees in the U.S., including the NEOs, are permitted to voluntarily purchase Company stock at a 5% discount to market value through after-tax payroll deductions under the Employee Stock Purchase Plan (“ESPP”) as a way to facilitate employees becoming shareholders of the Company. The ESPP purchases stock bi-annually for participants through a third-party plan administrator.

Non-Qualified Deferred Compensation Plan: The Company offers a non-qualified deferred compensation plan that allows eligible employees, including NEOs, to elect to defer a portion of their salary and/or annual bonus subject to IRS timing and other provisions.

Executive and Non-Employee Director Stock Ownership Requirements

The Company has stock ownership requirements in place for all corporate officers, including the NEOs, and non-employee directors. This reflects the Company’s belief that all corporate officers and non-employee directors should have meaningful stock ownership positions in the Company to reinforce the alignment of management and shareholder interests. The Compensation Committee periodically reviews the policy requirements to ensure they continue to be reasonable and competitive.

The ownership requirements are:

Position	Market Value of Stock Owned

Non-Employee Directors	5 times annual cash retainer for Board service
Chief Executive Officer	5 times annual base salary
Corporate Officers	2 times annual base salary

For purposes of the ownership requirements, stock owned includes shares owned outright, including 401(k) and employee stock purchase plan shares as well as unvested RSUs, but does not include unexercised stock options or unearned PSUs. Corporate officers and non-employee directors who have not met the ownership requirements are prohibited from selling more than 25% of their vested shares.

Neogen Corporation | 2025 Proxy Statement	37

Compensation Discussion and Analysis

Severance Arrangements

In October 2023, in order to align with market practices and enhance retention of our executive management team, particularly in light of the significant growth and challenges presented by the Company’s acquisition of 3M’s food service division, the Company entered into certain severance letter agreements with the NEOs as well as certain other Company corporate officers. These arrangements are discussed under “Potential Payments Upon Termination or Change-of-Control” below.

Timing of Grants of Certain Equity Awards

The Company does not have any formal policies regarding the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. However, it has implemented a practice of timing grants of equity awards within an open trading window in order to avoid conflicts. The Company’s historical practice has been to make annual grants of equity awards, including options, mid-August of each year, following the release of the Company’s financial results for its prior fiscal year. As a result, these grants typically are made at a time when possession of material nonpublic information is less likely and after year-end financial results have been released to the market.

As a result of Mr. Jones’ retirement as Chief Operating Officer in early 2025 and the subsequent expansion of Mr. Naemura’s role as Chief Financial Officer and to include the Chief Operating Officer role, Mr. Naemura was granted a prorated equity grant aligned to his new compensation package. This prorated award comprised of both RSUs and stock options in line with the equity mix of his fiscal year 2025 annual equity grant: and was granted on January 16, 2025, one business day after the Company filed its quarterly report on Form 10-Q for the second fiscal quarter of fiscal 2025 on January 15, 2025. The table below shows information about this option grant to Mr. Naemura, including the decrease in the closing market price of our stock between the trading day immediately prior to filing that quarterly report (January 14, 2025) and the trading day immediately after filing that quarterly report (January 16, 2025).

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/share)	Grant Date Fair Value of the Award	Percentage Change in the Closing Market Price between 1/14/2025 and 1/16/2025

David H. Naemura	1/16/2025	45,150	$11.60	$174,600	(6.6)%

Executive Compensation Clawback Policy

The Company has an Incentive-Based Compensation Recovery Policy that requires the Company to recoup or otherwise recover certain incentive compensation paid to the Company's executive officers in the event of a restatement of the Company's financial statements. A copy of this policy was filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on July 30, 2025.

Consideration of Risk

The Company believes the design of the Company’s executive compensation program provides an appropriate balance of incentives for executives and avoids inappropriate risks. The compensation program is balanced with a significant portion being variable, including long-term incentives to incentivize officers to remain with the Company. In an effort to promote a focus on the long-term, these compensation plans have elements that are only realizable upon completion of a three-year service requirement. The Company believes that these plans provide strong incentives to implement strategies that support long-term value creation while avoiding excessive risk-taking in the short term and any level of risk that these plans do encourage is not reasonably likely to have a material adverse effect on the Company.

Performance goals are established to align with the Company’s overall risk framework and reflect a balanced mix of financial measures designed to avoid placing excessive weight on a single measure. The compensation mix also is balanced across cash payments and equity awards.

Neogen Corporation | 2025 Proxy Statement	38

Compensation Discussion and Analysis

Tax and Accounting Implications

Section 409A of the Code provides that amounts deferred under non-qualified deferred compensation arrangements will be included in an employee’s income when vested, as well as be subject to additional taxes, penalties and interest, unless certain requirements are complied with. The Company believes that its compensation arrangements satisfy, or are exempt from, the requirements of Section 409A.

If a company makes “parachute payments,” Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting “excess parachute payments” and Section 4999 of the Code imposes on the payee a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change-of-control in an amount equal to or greater than three times the person’s base amount (i.e., the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceeds one times the payee’s base amount. If a covered employee receives excess parachute payments in any year, the $1 million deduction limitation applicable to the covered employee for such year under Section 162(m) of the Code is reduced (but not below zero) by the amount of the excess parachute payments.

The employment arrangements with the Company’s NEOs and the Company’s equity incentive plans may entitle participants to receive payments in connection with a change-in-control that may result in excess parachute payments. The Company is not obligated to pay any tax gross-ups with respect to the excise tax imposed on any person who receives excess parachute payments.

Neogen Corporation | 2025 Proxy Statement	39

Compensation Committee Report

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the above “Compensation Discussion and Analysis” and, on the basis of such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for fiscal year 2025.

Submitted by:

Dr. Catherine E. Woteki (Chair)

Thierry L. Bernard

William T. Boehm

Jeffrey D. Capello

Raphael A. Rodriguez

Members of the Compensation Committee

Neogen Corporation | 2025 Proxy Statement	40

Executive Compensation

Executive Compensation

The table sets forth information regarding all elements of compensation paid to the Company’s named executive officers (the “NEOs”) for fiscal years 2025, 2024 and 2023.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total

John E. Adent	2025	$810,000	$1,800,000	$4,200,000	—	$14,891	6,824,891
(Former) President & Chief Executive Officer	2024	803,077	1,800,000	4,200,000	405,000	13,275	7,221,352
	2023	671,100	1,200,000	2,800,000	637,500	16,574	5,325,174
Douglas E. Jones (4)	2025	464,322	720,000	1,080,000	—	12,139	2,276,461
Chief Operating Officer (Retired)	2024	522,035	720,000	1,080,000	154,440	22,030	2,498,505
	2023	456,000	493,126	739,670	252,450	966	1,942,212
David H. Naemura (5)	2025	571,500	836,400	1,254,600	—	17,681	2,680,181
Chief Financial Officer & Chief Operating Officer	2024	527,308	720,000	3,280,000	260,000	23,343	4,810,651
	2023	228,846	600,000	900,000	250,000	297	1,979,143
Amy M. Rocklin	2025	447,694	520,000	780,000	—	20,073	1,767,767
Chief Legal &	2024	451,748	440,000	660,000	110,725	2,230	1,664,703
Compliance Officer	2023	380,500	360,000	540,000	182,750	966	1,464,216

(1)
Amount represents actual salary amounts, paid throughout fiscal year 2025.
(2)
Calculations use grant-date fair value based on Codification Topic 718 for stock option and RSU grants for the 2025, 2024, and 2023 fiscal years. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation.”
(3)
Includes 401(k) Plan matching contributions and value of group term life insurance.
(4)
Mr. Jones retired as COO effective February 28, 2025, but continues in a part-time capacity providing transition support through December
31, 2025.
(5)
Mr. Naemura joined the Company in November 2022.

Grants of Plan-Based Awards in the 2025 Fiscal Year

The following table sets forth additional information regarding the grant of all awards to our NEOs in the fiscal year ended May 31, 2025, pursuant to our compensation plans.

		Estimated Payouts Under Non Equity Incentive Plan Awards			# of Shares	# of Securities Underlying	Exercise or Base Price of Option	Grant-date Fair Value of All
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (1)	Options	Awards (2)	Awards (3)

John E. Adent	8/15/24	—	$810,000	$1,620,000	107,207	784,636	$16.79	$6,000,000
Douglas E. Jones	8/15/24	—	72,000	144,000	42,883	201,764	16.79	1,800,000
David H. Naemura	8/15/24	—	650,000	1,300,000	42,883	201,764	16.79	1,800,000
	1/16/2025				10,034	45,150	11.60	291,000
Amy M. Rocklin	8/15/24	—	227,500	455,000	30,971	145,718	16.79	1,300,000

(1)
In accordance with the terms of the 2023 Plan, these RSUs were granted at 100% of the closing market price on the grant date. The RSUs vest ratably over three years.
(2)
In accordance with the terms of the 2023 Plan, these options were granted at 100% of the closing market price on the grant date. Options have a seven-year term and vest ratably over three years.
(3)
Represents grant-date value based on Codification Topic 718. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term, Incentive Compensation.”

Neogen Corporation | 2025 Proxy Statement	41

Executive Compensation

Outstanding Equity Awards at May 31, 2025

The following table sets forth information regarding unexercised options and outstanding RSUs that were held by the NEOs as of May 31, 2025.

	Option Awards					Stock Awards

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Grant Date (2)	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested (3)

John E. Adent	10/6/2020	123,004	30,750	34.15	11/6/2025	10/6/2020	2,816	$16,502
(Former) President & Chief Executive Officer	10/12/2021	90,209	60,143	40.85	11/12/2026	10/12/2021	6,127	35,904
	4/25/2022	51,533	34,357	28.40	5/25/2027	4/25/2022	4,226	24,764
	10/6/2022	416,665	208,336	13.28	10/6/2029	10/6/2022	30,120	176,503
	10/26/2023	232,750	465,501	15.48	10/26/2030	10/26/2023	77,519	454,261
	8/15/2024	—	784,636	16.79	8/15/2031	8/15/2024	107,207	628,233
		914,161	1,583,723					1,336,168
Douglas E. Jones	10/6/2020	15,814	3,954	34.15	11/6/2025	10/6/2020	562	3,293
Chief Operating Officer (Retired)	10/12/2021	14,830	9,887	40.85	11/12/2026	10/12/2021	1,567	9,183
	4/25/2022	13,251	8,835	28.40	5/25/2027	4/25/2022	1,690	9,903
	10/6/2022	110,070	55,035	13.28	10/6/2029	10/6/2022	12,378	72,535
	10/26/2023	59,850	119,700	15.48	10/26/2030	10/26/2023	31,008	181,707
	8/15/2024	—	201,764	16.79	8/15/2031	8/15/2024	42,883	251,294
		213,815	399,175					527,916
David H. Naemura	11/28/2022	114,942	57,471	15.49	11/28/2029	11/28/2022	12,912	75,664
Chief Financial Officer & Chief Operating Officer	10/26/2023	185,167	374,130	15.48	10/26/2030	10/26/2023	31,008	181,707
	8/15/2024	—	201,764	16.79	8/15/2031	8/15/2024	42,883	251,294
	1/16/2025	—	45,150	11.60	1/16/2032	1/16/2025	10,034	58,799
		300,109	678,515					567,465
Amy M. Rocklin	10/12/2021	5,561	3,708	40.85	11/12/2026	10/12/2021	588	3,446
Chief Legal & Compliance Officer	4/25/2022	8,834	5,890	28.40	5/25/2027	4/25/2022	1,127	6,604
	10/6/2022	80,358	40,179	13.28	10/6/2029	10/6/2022	9,036	52,951
	10/26/2023	36,575	73,150	15.48	10/26/2030	10/26/2023	18,949	111,041
	8/15/2024	—	145,718	16.79	8/15/2031	8/15/2024	30,971	181,490
		131,328	268,645					355,532

(1)
Options granted in fiscal years 2019 through 2022 vest ratably over five years. Options granted in fiscal years 2023 through 2025 vest ratably over three years.
(2)
RSUs granted in fiscal years 2021 and 2022 vest ratably over five years. RSUs granted in fiscal years 2023 through 2025 vest ratably over three years.
(3)
Based upon the closing price of our Common Stock on May 31, 2025, of $5.86.

Neogen Corporation | 2025 Proxy Statement	42

Executive Compensation

Option Exercises and Stock Vested in Fiscal Year 2025

This table sets forth information with respect to RSUs held by the NEOs that vested during fiscal year 2025. No options were exercised during fiscal year 2025.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

John E. Adent	55,115	$773,638
Douglas E. Jones	21,274	300,904
David H. Naemura	16,594	231,651
Amy M. Rocklin	13,895	195,212

(1)
Represents the closing price of our common stock on the vesting date.

No Pension Benefits

The Company sponsors no defined benefit plans, therefore, none of the NEOs participates in a defined benefit plan sponsored by the Company.

Nonqualified Deferred Compensation

Name	Aggregate Balance at Prior Fiscal Year End	Executive Contributions in Fiscal Year	Aggregate Earnings in Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Fiscal Year End

John E. Adent	$155,271	$368,239	$25,731	$-	$549,241
Douglas E. Jones	39,202	60,267	5,477	-	104,946
David H. Naemura	-	-	-	-	-
Amy M. Rocklin	34,813	82,655	8,119	-	125,587

Potential Payments Upon Termination or Change-of-Control

Pursuant to a severance letter agreement entered into with each NEO, each NEO is entitled to certain payments and benefits (1) following specified termination events and (2) following specified termination events subsequent to a Change-of-Control (as defined in the severance letter agreement) of the Company. Under the severance letter agreements, the NEO will receive the following payments and benefits, as a matter of right, if the Company determines that (a) the NEO resigned for Good Reason (as defined in the severance letter agreement) or (b) the NEO was involuntarily terminated by the Company for reasons other than for Cause (as defined in the severance letter agreement):

•
Two times (for the CEO) or equal to (for the other NEOs) the NEO’s base salary, payable ratably over a period of 12 months, in accordance with the Company’s regular payroll practices;
•
The NEO’s Target Bonus (as defined in the severance letter agreement) for the year in which the termination occurred, in a lump sum in the first payment of the severance benefits; and
•
During the severance period (subject to specified events that would terminate such payments on an earlier date), an amount equal to the full cost of continuation coverage premiums under COBRA for the NEO.

If the NEO resigns for Good Reason or the NEO is involuntarily terminated by the Company for reasons other than for Cause, in each case within 12 months following a Change-of-Control, the NEO would receive, as a matter of right, the severance benefits described above as well as full acceleration of vesting of all outstanding equity-based awards granted to the NEO by the Company.

Neogen Corporation | 2025 Proxy Statement	43

Executive Compensation

The following table reflects the amounts that would be payable to each NEO assuming (1) the NEO’s employment was terminated for Good Reason or without Cause as of May 31, 2025, and (2) the NEO’s employment was terminated for Good Reason or without Cause as of May 31, 2025 in a situation where a Change-of-Control of the Company had occurred in the 12 months ending May 31, 2025:

	Termination for Good Reason or Without Cause (1)	Termination for Good Reason or Without Cause Within 12 Months After Change in Control (1)

John E. Adent	$2,459,078	$3,795,245
Douglas E. Jones	N/A (2)	N/A (2)
David H. Naemura	1,333,299	1,900,764
Amy M. Rocklin	691,945	1,047,478

(1)
As noted above, while the Target Bonus is paid in a lump sum, the portion of the severance benefit corresponding to the NEO’s base salary is paid over a period of 12 months; however, for purposes of presentation in this table, such amounts corresponding to the NEO’s base salary have not been present value discounted to May 31, 2025. The amounts above include base salary, target bonus, and employer cost of health and welfare benefits for length of severance. In the event of a change-of-control, all unvested equity also would accelerate as a matter of right.
(2)
Mr. Jones retired as COO effective February 28, 2025.

The right to receive payments and benefits under the severance letter agreement is subject to the NEO’s delivery and non-revocation of a valid waiver and release of claims and any other document deemed appropriate by the Company. Payments would be delayed until the effectiveness of the release and, as required, by Section 409A of the Code. Upon a determination by the Company that the NEO has engaged in Detrimental Activity (as defined in the severance letter agreement), the payments and benefits under the severance letter agreement will cease and prior payments and benefits would be subject to recovery.

In addition to the foregoing, pursuant to the 2023 Plan, upon a termination of the NEO’s employment, the Compensation Committee has the discretion to take any action it deems to be equitable under the circumstances or in the best interests of the Company, including waiving or modifying any limitation or requirement with respect to any award made under the 2023 Plan. However, any such actions taken by the Compensation Committee are subject to the terms of the 2023 Plan and should comply with the requirements of Section 409A of the Code.

In April 2025, the Company and Mr. Adent entered into a transition agreement as part of his announcement that he was stepping down from the Company. At the end of Mr. Adent’s transition on October 31, 2025, Mr. Adent will be entitled to receive the severance compensation and benefits provided under and on terms substantially consistent with his current severance letter agreement, consistent with a termination without cause, subject to him signing the waiver and release of claims against the Company and otherwise meeting the conditions of the severance letter agreement.

Neogen Corporation | 2025 Proxy Statement	44

Pay Versus Performance

Pay Versus Performance

The following tables provide additional compensation information regarding our NEOs, prepared in accordance with the SEC's pay versus performance disclosure regulations for fiscal years 2025, 2024, 2023, 2022, and 2021.

Pay Versus Performance (PVP) Table

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO(1)	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs(3)	Neogen TSR	S&P MidCap 400 Health Care Index TSR	Net (Loss) Income (in millions)	Adjusted EBITDA (Company Selected Measure) (in millions)

2025	$6,824,891	$(457,682)	$2,241,470	$90,305	16.5	102.8	$(1,092.0)	$184.2
2024	7,221,352	4,499,416	2,991,286	2,366,175	36.9	109.4	(9.4)	213.2
2023	5,325,174	4,853,105	1,327,952	1,251,767	49.1	105.5	(20.9)	205.1
2022	4,315,427	2,315,621	1,220,774	727,779	74.3	110.8	48.3	115.4
2021	2,507,046	4,575,029	714,856	1,226,880	129.6	129.8	60.9	104.2
(1)
Amounts reported reflect CAP for Mr. Adent, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to Mr. Adent during the applicable year. The adjustments below were made to Mr. Adent’s total compensation for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

CEO SCT Total to CAP Reconciliation

Fiscal Year	SCT Total	Reported Value of Equity Awards	Equity Award Adjustments(a)	Compensation Actually Paid

2025	$6,824,891	$6,000,000	(1,282,573)	$(457,682)
2024	7,221,352	6,000,000	3,278,064	4,499,416
2023	5,325,174	4,000,000	3,527,931	4,853,105
2022	4,315,427	2,925,547	925,741	2,315,621
2021	2,507,046	1,662,618	3,730,601	4,575,029
a)
The following table details the amounts deducted or added in calculating the equity award adjustments for our CEO, as computed in accordance with Item 402(v). The valuation assumptions used to calculate equity award fair values did not materially differ from those disclosed at the time of grant.

Neogen Corporation | 2025 Proxy Statement	45

Pay Versus Performance

CEO Equity Component of CAP

Fiscal Year	Awards Granted During Current Fiscal Year and Unvested at End of Fiscal Year	Awards Granted in Prior Fiscal Year(s) and Unvested at End of Fiscal Year	Awards Granted in Prior Fiscal Year(s) and Vested During Current Fiscal Year	Equity Adjustment Included in CAP

2025	$2,305,639	$(3,335,247)	$(252,965)	(1,282,573)
2024	4,787,158	(1,363,377)	(145,717)	3,278,064
2023	5,647,124	(1,100,298)	(1,018,895)	3,527,931
2022	2,731,035	(1,731,231)	(74,063)	925,741
2021	2,658,177	1,029,084	43,340	3,730,601

(1)
Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Mr. Adent) for each corresponding year. The names of each of the other NEOs (excluding Mr. Adent) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal years 2025 and 2024, Douglas Jones, David Naemura, and Amy Rocklin; (ii) for fiscal year 2023, Douglas Jones, Steven Quinlan, Jason Lilly, David Naemura, and Amy Rocklin; and (iii) for fiscal year 2022 and fiscal year 2021, Douglas Jones, Steven Quinlan, Jason Lilly, and Jerome Hagedorn.
(2)
Amounts reported reflect CAP for the other NEOs as a group (excluding Mr. Adent), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Mr. Adent) during the applicable fiscal year. The adjustments below were made for each fiscal year to determine the CAP for such fiscal year in accordance with the requirements of Item 402(v) of Regulation S-K.

Average Other NEOs SCT Total to CAP Reconciliation

Fiscal Year	SCT Total	Reported Value of Equity Awards	Equity Award Adjustments(a)	Compensation Actually Paid

2025	$2,241,470	$1,730,333	$(420,831)	$90,305
2024	2,991,286	2,300,000	1,674,889	2,366,175
2023	1,327,952	776,244	725,576	1,251,767
2022	1,220,774	673,894	180,899	727,779
2021	714,856	342,362	854,386	1,226,880
a)
The following table details the amounts deducted or added in calculating the equity award adjustments for our CEO, as computed in accordance with Item 402(v). The valuation assumptions used to calculate equity award fair values did not materially differ from those disclosed at the time of grant.

Average Other NEOs Equity Component of CAP

Fiscal Year	Awards Granted During Current Fiscal Year and Unvested at End of Fiscal Year	Awards Granted in Prior Fiscal Year(s) and Unvested at End of Fiscal Year	Awards Granted in Prior Fiscal Year(s) and Vested During Current Fiscal Year	Equity Adjustment Included in CAP

2025	$671,195	$(1,015,084)	$(76,942)	(420,831)
2024	1,830,083	(128,113)	(27,081)	1,674,889
2023	1,060,429	(224,528)	(110,326)	725,576
2022	617,287	(408,559)	(27,828)	180,899
2021	530,239	296,954	27,193	854,386

Neogen Corporation | 2025 Proxy Statement	46

Pay Versus Performance

List of Most Important Measures

The items listed below represent the most important metrics used to determine CAP for fiscal year 2025 as further described in our Compensation Discussion & Analysis (CD&A) within the sections titled “Incentive Compensation Plan (ICP)” and “Long-Term Incentive (LTI) Compensation:”

Performance Measure
Revenue
Adjusted EBITDA
Free Cash Flow

Description of Relationship Between CAP and Selected Performance Metrics

The following graphs describe the relationship between the annual total compensation actually paid to our CEO, the average annual total compensation actually paid to our other NEOs, the total shareholder return of our stock, the total shareholder return of the S&P MidCap 400 Health Care Index, our net income and our Adjusted EBITDA, as each is disclosed in the pay versus performance table on page 45.

Neogen Corporation | 2025 Proxy Statement	47

Pay Versus Performance

1. Total Shareholder Return (TSR): Neogen versus S&P Midcap 400 Health Care Index

The graph below assumes an initial investment of $100 on May 31, 2020, in Neogen common stock and the S&P MidCap 400 Health Care Index, and assumes dividends, if any, were reinvested. As shown in the graph, Neogen’s TSR has been below the S&P MidCap 400 Health Care Index. The companies included in the S&P MidCap 400 Health Care Index are not the same as those used in our compensation benchmarking.

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Pay Versus Performance

2. Compensation Actually Paid (CAP) versus Neogen TSR

The graph below compares Neogen’s Total Shareholder Return (TSR) to the CEO’s and Other NEOs’ Compensation Actually Paid (CAP) for the five fiscal years beginning with 2021. As shown in the graph, the CAP to the CEO declined in 2022 and increased in 2023 before declining again in 2024 and 2025. CAP to Other NEOs increased in 2023 and 2024, primarily reflecting the completion of the merger with the former 3M Food Safety Division and the resulting increase in size and complexity of the Company, before declining in 2025.

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Pay Versus Performance

3. CAP versus Net Income

The graph below compares Neogen’s net income to the CEO’s and Other NEOs’ Compensation Actually Paid (CAP) for the five fiscal years beginning with 2021. Net income declined in 2023, primarily as a result of transaction costs, the amortization of acquired intangibles and interest expense incurred on debt related to the merger with the former 3M Food Safety Division. The decline in net income in 2025 was due primarily to a non-cash goodwill impairment charge. CAP to the CEO increased in 2023 before declining in 2024 and 2025, while CAP to Other NEOs increased in 2023 and 2024 before declining in 2025. Neogen does not use net income as a metric in the determination of executive compensation.

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Pay Versus Performance

4. CAP versus Adjusted EBITDA (Company Selected Measure)

The graph below compares Neogen’s Adjusted EBITDA to the CEO’s and Other NEOs’ Compensation Actually Paid (CAP) for the five fiscal years beginning with 2021. Management defines Adjusted EBITDA as EBITDA, adjusted for share-based compensation, certain transaction and integration costs and other non-recurring charges. Adjusted EBITDA increased from 2022 to 2024, due primarily to the merger with the former 3M Food Safety Division. In 2025, the decline in Adjusted EBITDA was driven by a combination of end-market weakness, foreign currency headwinds and challenges related to the integration of the former 3M Food Safety Division. CAP to the CEO increased in 2023 before declining in 2024 and 2025, while CAP to Other NEOs increased in 2023 and 2024 before declining in 2025. While the Company uses other financial and non-financial performance measures in its compensation programs, Neogen has determined that Adjusted EBITDA is the most important performance measure used to link CAP to the CEO and Other NEOs in 2025 to the performance of the Company.

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CEO Pay Ratio

CEO Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our CEO. Mr. Adent has been the CEO of the Company since 2017, and served as CEO on May 31, 2025, the determination date of the median employee compensation.

The annual compensation used for this analysis included each element of compensation listed in the Summary Compensation Table in this Proxy Statement. We annualized the total compensation for any employee on the payroll at May 31, 2025, who was not employed for all of fiscal year 2025. We then ranked all of our employees (except for Mr. Adent) in terms of total compensation from highest to lowest, and identified the employee that ranked as the median. Following this methodology, the components of our pay ratio disclosure for fiscal year 2025 were reasonably estimated as follows:

•
The median of the total annual compensation for all of our employees, excluding Mr. Adent, was $50,602;
•
Mr. Adent’s total compensation was $6,824,891;
•
The ratio of Mr. Adent’s compensation to the compensation of the median employee was 135:1.

The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the ratio reported by other companies.

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Director Compensation

Director Compensation

This table sets forth information regarding compensation paid during fiscal 2025 to directors who were not employees.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards ($)	Total

Thierry L. Bernard	$64,167	$81,150	$81,150	226,467
William T. Boehm, Ph.D.	82,500	82,500	82,500	247,500
James C. Borel	127,500	82,500	82,500	292,500
Jeffrey D. Capello	72,500	82,500	82,500	237,500
Ronald D. Green, Ph.D.	77,500	82,500	82,500	242,500
Aashima Gupta	70,000	82,500	82,500	235,000
Raphael A. Rodriguez	70,000	82,500	82,500	235,000
James P. Tobin	80,000	82,500	82,500	245,000
Catherine E. Woteki, Ph.D.	77,500	82,500	82,500	242,500

(1)
Calculations use grant-date fair value based on Codification Topic 718 for the fiscal year 2025 equity-based grants. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period. For information on valuation assumptions for the option grants, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation.” See disclosure below for more information about these equity awards.

The outstanding equity awards held by each non-employee director as of May 31, 2025, were:

	Outstanding at May 31, 2025
Name	RSU Awards	Option Awards

Thierry L. Bernard	5,620	17,207
William T. Boehm, Ph.D.	11,699	77,536
James C. Borel	11,699	78,870
Jeffrey D. Capello	11,699	50,785
Ronald D. Green, Ph.D.	11,699	78,870
Aashima Gupta	11,699	78,870
Raphael A. Rodriguez	11,699	57,536
James P. Tobin	11,699	78,870
Catherine E. Woteki, Ph.D.	11,699	57,536

Non-employee directors receive an annual retainer of $55,000 (paid quarterly), with the Chair of the Board paid an additional $55,000. Members of the Governance, Compensation, and Science, Technology, and Innovation committees are paid $7,500 annually for such committee service, while members of the Audit Committee receive $10,000 annually. The Chairs of the Governance, Compensation, and Science, Technology, and Innovation committees are paid an additional $7,500 annually for their service in those Chair roles, while the Chair of the Audit Committee is paid an additional $10,000 annually.

Board members receive an additional $165,000 in equity-based compensation, split equally between non-qualified options to purchase Company stock, with three-year ratable vesting and seven-year lives, and RSUs, with three-year ratable vesting. These awards are granted on the date of election to, or commencement of annual service on, the Board. In all cases, grant prices are equal to the closing price on the day of the grant. The Company does not reprice options and does not “reload”—which means the recipient is only able to exercise the number of shares in the original stock option grant.

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Equity Compensation Plan Information

Equity Compensation Plan Information

The following table shows the number of shares of common stock issuable upon the exercise of outstanding stock options and RSUs, the weighted average exercise price of outstanding stock options and RSUs, and the number of shares of common stock remaining available for future issuance, excluding shares of common stock issuable upon exercise of outstanding stock options or RSUs, in each case as of May 31, 2025.

Plan Category	Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,926,730	$17.51	14,406,619
Equity compensation plans not approved by security holders	-	-	-
Total	5,926,730	$17.51	14,406,619

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Audit Committee Report

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has met with management and the independent auditors to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal year ended May 31, 2025.

The Audit Committee obtained from the independent auditors the written disclosures and the letter required by applicable provisions of the Public Company Accounting Oversight Board regarding their independence. The Audit Committee has also discussed with the Company’s auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee has reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, as amended, and adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed, with and without management present, the results of the independent auditors’ examination of the Company’ consolidated financial statements.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2025.

Submitted by:

William T. Boehm, Ph.D. (Chair)

James C. Borel

Jeffrey D. Capello

Andrea F. Wainer

Members of the Audit Committee

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Additional Information

Additional Information

Shareholder Proposals and Nominations for the 2026 Annual Meeting

Shareholder proposals intended to be presented at the 2026 Annual Meeting of shareholders and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices at 620 Lesher Place, Lansing, Michigan 48912 for consideration no later than May 15, 2026, to be considered for inclusion in the proxy statement and form of proxy related to that meeting. Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

Under the Company’s Bylaws, proposals of shareholders intended to be submitted to a formal vote (other than proposals to be included in our proxy statement) at the 2026 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 120 days and no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting; provided, however that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be given no earlier than 120 days prior to such Annual Meeting and no later than 90 days prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain certain information as specified in our Bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable. Assuming that our 2026 Annual Meeting is not advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2025 Annual Meeting, we must receive notice of an intention to introduce a nomination or other item of business at the 2026 Annual Meeting after June 25, 2026, and no later than July 25, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, certain specified officers, and beneficial owners of more than 10% of the Company’s common stock to file reports with respect to changes in their beneficial ownership of common stock. During fiscal 2025, based solely on review of the insiders' forms filed with the SEC during the fiscal year and written representations made by the directors and officers, none of the directors or officers of the Company failed to comply with the requirements of Section 16(a).

Other Actions

At this time, no other matter other than those referred to above is known to be brought before the Annual Meeting. If any additional matter(s) should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matter(s).

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 23, 2025. See http://www.neogen.com/investor-information for a copy of the 2025 Proxy Statement and Annual Report.

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Additional Information

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of our proxy statement or the Annual Report on Form 10-K either now or in the future, please contact your bank, broker or other nominee.

Expenses of Solicitation

The cost of solicitation of proxies for the Annual Meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board,

Amy M. Rocklin

Corporate Secretary

September 12, 2025

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NEOGEN CORPORATION

NEOGEN CORPORATION
ATTN: AMY M. ROCKLIN
620 LESHER PLACE
LANSING, MI 48912

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 22, 2025 for shares held directly and by 11:59 p.m. Eastern Time on October 20, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NEOG2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 22, 2025 for shares held directly and by 11:59 p.m. Eastern Time on October 20, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77534-Z90794-P36397 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEOGEN CORPORATION

The Board of Directors recommends you vote FOR the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thierry L. Bernard
02) Mikhael Nassif
03) Avi Pelossof
04) Andrea F. Wainer

The Board of Directors recommends you vote FOR the following proposals 2 and 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V55703-P16651 PROXY NEOGEN CORPORATION ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 24, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Amy M. Rocklin, with full power to appoint her substitutes, attorney and proxy to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of Neogen Corporation to be held at 10:00 AM, ET on October 24, 2024, virtually at www.virtualshareholdermeeting.com/NEOG2024, referred to above and at any adjournment of that meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 THROUGH 3 ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY MATTER NOT OTHERWISE COVERED HEREBY, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING. (Continued and to be signed on reverse side)